EXHIBIT 4.3

                              MIDAMERICA BANK, fsb

                         EMPLOYEES' PROFIT SHARING PLAN

       (As Amended and Restated Effective Generally as of January 1, 1997)


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                                TABLE OF CONTENTS

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SECTION 1         PLAN IDENTITY..................................................................................1
         1.1      Name...........................................................................................1
         1.2      Purpose........................................................................................1
         1.3      Effective Date.................................................................................1
         1.4      Fiscal Period..................................................................................1
         1.5      Single Plan for All Employers..................................................................1
         1.6      Interpretation of Provisions...................................................................1

SECTION 2         DEFINITIONS....................................................................................2

SECTION 3         ELIGIBILITY FOR PARTICIPATION.................................................................13
         3.1      Eligibility to Receive Employer Matching Contributions and Employer Discretionary
                  Contributions.................................................................................13
                  (a)      Initial Eligibility..................................................................13
                  (b)      Eligibility Year.....................................................................13
                  (c)      Recognized Absence...................................................................14
                  (d)      Maternity or Paternity Leave.........................................................14
                  (e)      Certain Employees Ineligible.........................................................14
                  (f)      Enrollment...........................................................................14
                  (g)      Waiver of Participation..............................................................15
                  (h)      Participation and Reparticipation....................................................15
                  (i)      Military Service.....................................................................15
         3.1A     Special Provision Applicable to Former Northwestern Participants..............................16
         3.2      Eligibility to Make Elective Deferral Contributions...........................................16
                  (a)      Initial Eligibility..................................................................16
                  (b)      Enrollment...........................................................................16
         3.2A.    Special Provision Applicable to Former Northwestern Participants..............................16
         3.3      Eligibility to Make Employee Rollover Contributions...........................................17

SECTION 4         CONTRIBUTIONS.................................................................................17
         4.1      Contributions by Employer.....................................................................17
                  (a)      Elective Deferral Contributions......................................................17
                  (b)      Matching Contributions...............................................................18
                  (c)      Discretionary Contributions..........................................................18
                  (d)      Qualified Matching Contributions.....................................................18
                  (e)      Qualified Non-elective Contributions.................................................19
         4.2      Contributions by Participants.................................................................19
                  (a)      Nondeductible Voluntary Contributions................................................19
                  (b)      Rollover Contributions...............................................................19
                  (c)      Merged Plan Contributions............................................................19
         4.3      Excess Elective Deferral Contributions........................................................20


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         4.4      Actual Deferral Percentage Test...............................................................20
         4.5      Excess Contributions..........................................................................21
         4.6      Recharacterization............................................................................22
         4.7      Actual Contribution Percentage Test...........................................................22
         4.8      Excess Aggregate Contributions................................................................24
         4.9      Conditions as to Contributions................................................................25
         4.10     Contributions Not Forfeitable.................................................................25

SECTION 5         ALLOCATIONS...................................................................................25
         5.1      Contributions.................................................................................25
                  (a)      Employer Contribution Account........................................................25
                  (b)      Voluntary Contribution Account.......................................................26
                  (c)      Rollover Contribution Account........................................................26
                  (d)      Elective Deferral Account............................................................27
                  (e)      Merged Plan Contribution Account.....................................................27
         5.2      Forfeitures...................................................................................27
         5.3      Income on Investments.........................................................................27
                  (a)      General Fund.........................................................................27
                  (b)      Employer Stock Fund Investments......................................................27
                  (c)      Self-Directed Investment Accounts....................................................27

SECTION 6         LIMITATIONS ON CONTRIBUTIONS AND ALLOCATIONS..................................................28
         6.1      Limitation on Annual Additions................................................................28
         6.2      Coordinated Limitation with Other Plans.......................................................28
         6.3      Effect of Limitations.........................................................................29

SECTION 7         INVESTMENTS...................................................................................29
         7.1      General Fund..................................................................................29
         7.2      Participant Direction of Assets from General Fund into Employer Stock Fund....................30
         7.3      Self-Directed Investment Accounts.............................................................30
         7.4      Designation of Plan and Trust as an ERISA Section 404(c) Plan.................................31
         7.5      Special Employer Stock Fund Provisions........................................................33
         7.6      Restrictions on Insider Transactions..........................................................34

SECTION 8         VESTING.......................................................................................34
         8.1      Vesting Schedule..............................................................................34
         8.2      Computation of Vesting Years..................................................................35
         8.2A     Recognition of Service under the Northwestern Plan............................................36
         8.3      Full Vesting upon Certain Events..............................................................36
         8.4      Full Vesting upon Plan Termination............................................................36
         8.5      Forfeiture, Repayment, and Restoral...........................................................36


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         8.6      Accounting for Forfeitures....................................................................36
         8.7      Vesting and Nonforfeitability.................................................................37

SECTION 9         PAYMENT OF BENEFITS...........................................................................37
         9.1      Upon Termination of Employment................................................................37
         9.1A     Protected Benefits for Former Northwestern Participants.......................................37
         9.2      Upon Death of Participant.....................................................................38
         9.3      Upon Attainment of Age 70 1/2.................................................................38
         9.4      In-Service Distributions......................................................................38
                  (a)      Non-deductible Voluntary Contribution Distribution...................................38
                  (b)      Hardship Distribution................................................................39
                  (c)      Upon Attainment of Age 59 1/2........................................................40
                  (d)      Rollover Accounts....................................................................40
         9.5      Type of Payment...............................................................................40
                  (a)      Direct Rollover......................................................................40
                  (b)      Payment to Participant or Beneficiary................................................41
         9.6      Form of Payment...............................................................................41
                  (a)      Cash or "In Kind"....................................................................41
                  (b)      Employer Stock.......................................................................41
         9.7      Timing of Distribution........................................................................41
         9.8      Deemed Distribution...........................................................................42
         9.9      Qualified Domestic Relations Order............................................................42
         9.10     Beneficiary Designation.......................................................................42
         9.11     Marital Status of Participant.................................................................43
         9.12     Protected Benefits............................................................................43
         9.13     Distribution of Assets Transferred from Money Purchase Pension Plan...........................43

SECTION 10        RULES GOVERNING BENEFIT CLAIMS AND REVIEW OF APPEALS..........................................43
         10.1     Claim for Benefits............................................................................43
         10.2     Notification by Committee.....................................................................44
         10.3     Claims Review Procedure.......................................................................44
         10.4     Limitation on Filing Actions After Denial of Claims...........................................45

SECTION 11        ADMINISTRATION OF PLAN........................................................................45
         11.1     Authority of Committee........................................................................45
         11.2     Identity of Committee.........................................................................45
         11.3     Duties of Committee...........................................................................45
         11.4     Valuation of Employer Stock...................................................................46
         11.5     Compliance with ERISA.........................................................................46
         11.6     Action by Committee...........................................................................46
         11.7     Execution of Documents........................................................................46

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         11.8     Adoption of Rules.............................................................................46
         11.9     Responsibilities to Participants..............................................................46
         11.10    Alternative Payees in Event of Incapacity.....................................................47
         11.11    Indemnification by Employers..................................................................47
         11.12    Nonparticipation by Interested Member.........................................................47

SECTION 12        POWERS AND DUTIES OF PLAN TRUSTEES............................................................47
         12.1     Applicability.................................................................................47
         12.2     Appointment of Trustees.......................................................................47
         12.3     Basic Responsibilities of the Trustees........................................................48
         12.4     Investment Powers and Duties..................................................................48
         12.5     Duties Regarding Payment of Benefits..........................................................50
         12.6     Execution of Contracts and Payment of Benefits................................................50
         12.7     Trustee Expenses..............................................................................50
         12.8     Trust Fund Annual Report......................................................................50
         12.9     Audit.........................................................................................51
         12.10    Indemnification by Employers..................................................................51
         12.11    Nonparticipation by Interested Member.........................................................52

SECTION 13        AMENDMENT AND TERMINATION OF PLAN.............................................................52
         13.1     Adoption of Plan by Other Employers...........................................................52
         13.2     Adoption of Plan by Successor.................................................................52
         13.3     Right to Amend or Terminate...................................................................52
         13.3A    Merger........................................................................................53

SECTION 14        MISCELLANEOUS PROVISIONS......................................................................53
         14.1     Plan Creates No Employment Rights.............................................................53
         14.2     Nonassignability of Benefits..................................................................53
         14.3     Limit of Employer Liability...................................................................54
         14.4     Treatment of Expenses.........................................................................54
         14.5     Number and Gender.............................................................................54
         14.6     Nondiversion of Assets........................................................................54
         14.7     Separability of Provisions....................................................................54
         14.8     Service of Process............................................................................54
         14.9     Governing State Law...........................................................................54

SECTION 15        TOP-HEAVY PROVISIONS..........................................................................54
         15.1     Determination of Top-Heavy Status.............................................................54
         15.2     Minimum Contributions.........................................................................56
         15.3     Top-Heavy Vesting Schedule....................................................................56
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                              MIDAMERICA BANK, fsb
                         EMPLOYEES' PROFIT SHARING PLAN
                            (AS AMENDED AND RESTATED
                   EFFECTIVE GENERALLY AS OF JANUARY 1, 1997)

SECTION 1         PLAN IDENTITY.
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         1.1      Name. The name of this Plan is "MidAmerica Bank, fsb
Employees' Profit Sharing Plan (As Amended and Restated Effective Generally as of January 1, 1997)" (the "Plan"). It is an amendment and restatement of a prior version of the Plan (the "Prior Plan"), which was previously known as the MidAmerica Federal Savings Bank Employees' Profit Sharing Plan.

         1.2 Purpose. The purpose of this Plan Document is to describe the terms and conditions under which contributions made pursuant to the Plan will be credited and paid to the Participants and their Beneficiaries.

         1.3 Effective Date. The effective date of the Prior Plan was generally July 1, 1983 (the "Original Effective Date"). The effective date of this Plan Document is generally January 1, 1997 (the "Effective Date"), except as otherwise specifically provided herein or required under the Code.

         1.4 Fiscal Period. This Plan shall be operated on the basis of a January 1 - December 31 fiscal year for the purpose of keeping the Plan's books and records, and distributing or filing any reports or returns required by law.

         1.5 Single Plan for All Employers. This Plan shall be treated as a single plan with respect to all participating Employers for the purpose of crediting contributions and forfeitures, distributing benefits, determining whether there has been any termination of Service, and applying the limitations set forth in Section 6.

         1.6 Interpretation of Provisions. The Employers intend this Plan and Trust to be a qualified profit-sharing plan under Section 401(a) of the Code. The Plan and Trust shall be interpreted and applied in a manner consistent with this intent and shall be administered at all times and in all respects in a nondiscriminatory manner. The Plan shall be construed in accordance with the following rules:

                  (a) Headings at the beginning of articles and sections hereof are for convenience of reference only, shall not be considered a part of the text of the Plan and shall not influence its construction.

                  (b) Capitalized terms used in the Plan shall have their meaning as defined in the Plan unless the context clearly indicates to the contrary.

                  (c) Any references to the masculine gender include the feminine and vice versa.


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                  (d)      Use of the words "hereof", "herein", "hereunder" or
         similar compounds of the word "here" shall mean and refer to the entire Plan unless the context clearly indicates to the contrary.

                  (e) The provisions of the Plan shall be construed as a whole in such manner as to carry out the provisions thereof and shall not be construed separately without relation to the context.

         1.7 Effect of Restatement. The provisions of the Plan as set forth in this document shall generally apply to a Participant who is in the employ of an Employer on or after the Effective Date, except to the extent otherwise specifically required under the Code. The rights and benefits of any Participant whose employment with an Employer prior to the Effective Date shall be determined in accordance with the corresponding provisions of the Prior Plan documents as in effect upon the Participant's termination of employment and, to the extent necessary, the provisions of the Prior Plan documents are hereby specifically incorporated by reference into this Plan. Notwithstanding the foregoing, if a Participant's Account balances are not completely distributed before this Plan Document is actually adopted by the Company, then his or her Account balances shall be invested, distributed and accounted for in accordance with the provisions of the Plan as set forth in this document and the Trust.

SECTION 2         DEFINITIONS.
                  -----------

         The following words and phrases, for which the first letter is capitalized, shall have the meaning specified when used in this Plan, unless the context clearly indicates otherwise:

         "ACCOUNT" means a Participant's interest in the assets accumulated under this Plan as expressed in terms of a separate account balance (as described in more detail in Section 5.1) which is periodically adjusted to reflect contributions, the Plan's investment experience, distributions, and forfeitures. Reference to a Participant's "ACCOUNTS" include every Account established on behalf of the Participant under the Plan.

         "ACTIVE PARTICIPANT" means any Employee who has satisfied the eligibility requirements of Section 3.1 and who qualifies as an Active Participant for a particular Plan Year under Section 4.1.

         "ACTUAL CONTRIBUTION PERCENTAGE" means, for a specified group of Participants for a Plan Year, the average of the ratios (calculated separately for each Participant in such group) of (i) Employer Matching Contributions and Employee Voluntary Contributions actually paid to the Trust on behalf of such Participant for the Plan Year to (ii) the Participant's Total Compensation for such Plan Year, as set forth in Section 4.7.

         "ACTUAL DEFERRAL PERCENTAGE" means, for a specified group of Participants for a Plan Year, the average of the ratios (calculated separately for each Participant in such group) of (i) the amount of Employer contributions actually paid to the Trust on behalf of such Participant for the Plan Year to
(ii) the Participant's Total Compensation for such Plan Year, as set forth in
Section 4.4. Employer contributions on behalf of any Participant shall include
(i) any Elective Deferrals made pursuant to the Participant's deferral election (including Excess Elective Deferrals of Highly Compensated Employees), but excluding (a) Excess Elective Deferrals of


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Non-highly Compensated Employees that arise solely from Elective Deferrals made under the Plan or plans of this Employer and (b) Elective Deferrals that are taken into account in the Contribution Percentage test (provided the ADP test is satisfied both with and without exclusion of these Elective Deferrals); and (ii) at the election of the Employer, Qualified Non-elective Contributions and Qualified Matching Contributions. For purposes of computing the Actual Deferral Percentages, an Employee who would be a Participant but for the failure to make Elective Deferrals shall be treated as a Participant on whose behalf no Elective Deferrals are made.

         "AGGREGATE LIMIT" means the sum of (i) 125 percent of the greater of the ADP of the Non-highly Compensated Employees for the Plan Year or the ACP of Non-highly Compensated Employees under the Plan subject to Section 401(m) of the Code for the same Plan Year and (ii) the lesser of 200% or two plus the lesser of such ADP or ACP. "Lesser" is substituted for "greater" in (i) above, and "greater" is substituted for "lesser" after "two plus the" in (ii) if it would result in a larger Aggregate Limit.

         "ANNIVERSARY DATE" means the last day of each Plan Year.

         "BENEFICIARY" means the person, persons, or entity designated by a Participant to receive benefits payable under the Plan on the Participant's death. In the absence of any designation, or if all the designated Beneficiaries shall die before the Participant dies or shall die before all benefits have been paid, the Participant's Beneficiary shall be his surviving Spouse, if any, or his estate if he is not survived by a spouse.

         The Committee may rely upon the advice of the Participant's executor or administrator as to the identity of the Participant's Spouse.

         "BREAK IN SERVICE" means any five or more consecutive 12-month periods beginning January 1 in which an Employee has 500 or fewer Hours of Service per period. Solely for this purpose, an Employee shall be considered employed for his normal hours of paid employment during a Recognized Absence, unless he does not resume his Service at the end of the Recognized Absence. Further, if an Employee is absent for any period beginning on or after January 1, 1985 (i) by reason of the Employee's pregnancy; (ii) by reason of the birth of the Employee's child; (iii) by reason of the placement of a child with the Employee in connection with the Employee's adoption of the child; or (iv) for purposes of caring for such child for a period beginning immediately after such birth or placement, the Employee shall be credited with the Hours of Service which would normally have been credited but for such absence, up to a maximum of 501 Hours of Service, in the first 12-month period which would otherwise be counted toward a Break in Service.

         "CASH COMPENSATION" means a Participant's compensation from his Employer with respect to that portion of a Plan Year in which he is an Active Participant. A Participant's Cash Compensation shall be based upon the cash method of accounting; overtime pay, bonuses, stock bonuses, commissions, taxable sick pay, any compensation deferred under a qualified cash or deferred arrangement, and similar items shall be included, but any compensation income realized under a stock option, amounts paid by or received from an Employer to cover travel,


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entertainment, moving, or similar expenses, the value of any fringe benefits not received in cash, and severance pay shall be excluded.

         Effective with the Plan Year beginning on January 1, 1998, notwithstanding anything herein to the contrary, if the Cash Compensation of any Participant consists of or includes commissions, then the Participant's Cash Compensation eligible for the allocation of Contributions and Forfeitures shall exclude any Cash Compensation in any Plan Year in excess of 110% of the compensation amount used to determine if an Employee is Highly Compensated under
Section 414(q)(1)(B)(i) of the Code.

         A Participant's Cash Compensation shall exclude any compensation in any Plan Year in excess of $150,000, as adjusted for increases in cost of living in accordance with Section 401(a)(17)(B) of the Code.

         In any Plan Year beginning after 1994, a Participant's Cash Compensation shall exclude any compensation paid to a Participant which results from the sale of any vacation benefits.

         "CODE" means the Internal Revenue Code of 1986, as amended or replaced from time to time.

         "COMMITTEE" means the Committee responsible for the administration of this Plan in accordance with Section 11.

         "COMPANY" means MidAmerica Bank, fsb and any entity which succeeds to the business of MidAmerica Bank, fsb and adopts this Plan as its own pursuant to
Section 13.2. Prior to 1998, the legal name of MidAmerica Bank, fsb was MidAmerica Federal Savings Bank.

         "CONTRACT" means a life insurance policy or annuity contract.

         "CONTRIBUTION PERCENTAGE" means the ratio (expressed as a percentage) of the Participant's Contribution Percentage Amounts to the Participant's Total Compensation for the Plan Year (whether or not the Employee was a Participant for the entire Plan Year).

         "CONTRIBUTION PERCENTAGE AMOUNTS" means the sum of the Employee Voluntary Contributions, Matching Contributions, Qualified Matching Contributions (to the extent not taken into account for purposes of the ADP test), and Qualified Non-elective Contributions (to the extent not taken into account for purposes of the ADP test) made under the Plan on behalf of the Participant for the Plan Year. Such Contribution Percentage Amounts shall not include Matching Contributions that are forfeited either to correct Excess Aggregate Contributions or because the contributions to which they relate are Excess Deferrals, Excess Contributions, or Excess Aggregate Contributions. Elective Deferrals (to the extent not taken into account for purposes of the ADP test) may be included in the Contribution Percentage Amounts.

         "DIRECT ROLLOVER" means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

         "DISABILITY" means only a disability which renders the Participant unable, as a result of bodily or mental disease or injury, to perform the duties for an Employer for which he was


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responsible prior to the occurrence of such bodily or mental disease or injury, which disability is expected to be permanent or of long and indefinite duration.

         However, this term shall not include any disability directly or indirectly resulting from or related to habitual drunkenness or addiction to narcotics, a criminal act occurring while compensation to the Participant is suspended, or any injury which is intentionally self-inflicted. Further, this term shall apply only if (i) the Participant is sufficiently disabled to qualify for the payment of disability benefits under the federal Social Security Act or Veterans Disability Act; or (ii) the Participant's disability is certified by a physician selected by the Committee.

         Unless the Participant is sufficiently disabled to qualify for disability benefits under the federal Social Security Act or Veterans Disability Act, the Committee may require the Participant to be appropriately examined from time to time by one or more physicians chosen by the Committee, and no Participant who refuses to be examined shall be treated as having a disability. In any event, the Committee's good faith decision as to whether a Participant's Service has been terminated by disability shall be final and conclusive.

         "DISCRETIONARY CONTRIBUTION" means an optional Employer Contribution made to the Plan, with the amount of the contribution, if any, determined by the Employer each Plan Year.

         "DISTRIBUTEE" means an Employee or former Employee. In addition, the Employee's or former Employee's surviving Spouse and the Employee's or former Employee's Spouse or former spouse who is the alternate payee under a QDRO are Distributees with regard to the interest of the Spouse or former spouse.

         "EARLY RETIREMENT" means retirement on or after a Participant's attainment of age 55.

         "ELECTIVE DEFERRAL CONTRIBUTION" means any Employer contribution to the Plan that is made pursuant to a Participant's Elective Deferral, in lieu of cash compensation. With respect to any taxable year, an Elective Deferral Contribution is the sum of all Employer Contributions made on behalf of such Participant pursuant to Section 4.1(a).

         The Elective Deferral Contribution shall not include any deferrals properly distributed as excess annual additions.

         "ELECTIVE DEFERRAL ACCOUNT" means an account established and maintained for a Participant with respect to his Elective Deferral Contribution made pursuant to Section 4.1(a).

         "ELIGIBLE RETIREMENT PLAN" means an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving Spouse, an Eligible Retirement Plan is an individual retirement account or an individual retirement annuity.

         "ELIGIBLE ROLLOVER DISTRIBUTION" means any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution may not include:


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                  (a)      any distribution that is one of a series of
         substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee and the Distributee's designated Beneficiary; or

                  (b) any distribution for a specified period of ten years or more; or

                  (c) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; or

                  (d) the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer Stock); or

                  (e)      effective January 1, 1999, a hardship distribution.

         "EMPLOYEE" means any individual who is or has been employed or self-employed by an Employer. "Employee" shall also mean any Employee of the Company maintaining the Plan or of any other Company required to be aggregated with such Company under Sections 414(b), (c), (m), or (o) of the Code.

         "EMPLOYEE" also means an individual employed by a leasing organization who, pursuant to an agreement between the Company and the leasing organization, has performed services for the Company and any related persons (within the meaning of Section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one year, and such services are performed under primary direction or control by the Company. Contributions or benefits provided a leased employee by the leasing organization which are attributable to services performed for the Company shall be treated as provided by the Company.

         However, such a "leased employee" shall not be considered an Employee of the Company if (i) he participates in a money purchase pension plan sponsored by the leasing organization which provides for immediate participation, full and immediate vesting, and a nonintegrated annual employer contribution rate of at least 10 percent of the Employee's compensation, as defined in Section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the Employee's gross income under Section 125, Section 402(e)(3), Section 402(h)(1)(B), or Section 403(b) of the Code; and
(ii) leased employees do not constitute more than 20 percent of the Company's nonhighly compensated work force.

         "EMPLOYER" means the Company or any affiliate within the purview of
Section 414(b), (c), or (m) of the Code and, in applying Section 6 of the Plan,
Section 415(h) of the Code, any other corporation, partnership, or proprietorship which adopts this Plan with the Company's consent pursuant to
Section 13.1, and any entity which succeeds to the business of any Employer and adopts the Plan pursuant to Section 13.2.

         "EMPLOYER CONTRIBUTION ACCOUNT" means an account established and maintained for a Participant with respect to Employer Matching Contributions, Employer Discretionary Contributions, Qualified Employer Matching Contributions, and Qualified Employer Non-elective Contributions.


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         "EMPLOYER STOCK" means shares of voting common stock or preferred stock meeting the requirements of Section 409(e)(3) of the Code issued by an Employer or an affiliated corporation. Such term shall specifically include the voting common or preferred stock of MAF Bancorp, Inc., the Company's holding company.

         "ENTRY DATE" means January 1 and July 1 of each Plan Year.

         "ERISA" means the Employee Retirement Income Security Act of 1974 (P.L. 93-406, as amended).

         "EXCESS AGGREGATE CONTRIBUTIONS" means, with respect to any Plan Year, the excess of the aggregate amount of the Employer Matching Contributions, Employee Voluntary Contributions, and any Qualified Non-elective Contributions or Elective Deferral Contributions taken into account pursuant to Section 4.7 on behalf of Highly Compensated Participants for such Plan Year, over the maximum amount of such contributions permitted under the limitations as set forth in
Section 4.7.

         "EXCESS CONTRIBUTIONS" means, with respect to any Plan Year, the excess of Elective Deferral Contributions made on behalf of Highly Compensated Participants for the Plan Year over the maximum amount of such contributions permitted as set forth in Section 4.4. Excess Contributions shall be treated as an "Annual Addition" pursuant to (and is defined in) Section 6.1.

         "EXCESS ELECTIVE DEFERRALS" means those Elective Deferral Contributions that are includable in a Participant's gross income under Section 402(g) of the Code to the extent such Participant's Elective Deferral Contributions for a taxable year exceed the dollar limitation under such Code section. Excess Elective Deferral Contributions shall be treated as Annual Additions under the Plan, unless such amounts are distributed no later than the first April 15 following the close of the Participant's taxable year.

         "FISCAL YEAR" means the Employer's accounting year of 12 months beginning on January 1 and ending on December 31.

         "FORFEITURE" means that portion of a Participant's Account that is not vested upon his termination of employment and is forfeited under the applicable provisions of Section 8.

         "GENERAL FUND" means all the investments in the Trust, as set forth in
Section 7.1, which have been made with Matching Contributions, Discretionary Contributions, Qualified Matching Contributions, Qualified Non-elective Contributions and Employee Voluntary Contributions, plus the income (or loss) from these investments, shall be treated as from a single fund, with the following exception:

                  (a) Vested assets which have been directed by Plan Participants to be invested in Employer Stock, as set forth in Section 7.2, shall be segregated and held in the Employer Stock Fund.

         "HIGHLY COMPENSATED EMPLOYEE", for any Plan Year beginning after December 31, 1996, means an Employee who (i) owned more than five percent of the outstanding equity


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interest or the outstanding voting interest in any Employer at any time during the year or the preceding year; or (ii) for the preceding year had Total Compensation from the Employer in excess of $80,000 (as adjusted pursuant to Section 415(d) of the Code). For this purpose:

                  (a) "Total Compensation" shall include any amount which is excludable from the Employee's gross income for tax purposes pursuant to Sections 125, 402(a)(8), 401(h)(1)(B), or 403(b) of the Code.

                  (b) A former Employee shall be treated as a Highly Compensated Employee if such Employee was a Highly Compensated Employee when such Employee separated from service, or if such Employee was a Highly Compensated Employee at any time after attaining age 55.

         "HOURS OF SERVICE" means hours to be credited to an Employee under the following rules:

                  (a) Each hour for which an Employee is paid or is entitled to be paid for services to an Employer is an Hour of Service.

                  (b) Each hour for which an Employee is directly or indirectly paid or is entitled to be paid for a period of vacation, holidays, illness, disability, layoff, jury duty, temporary military duty, or leave of absence is an Hour of Service. However, except as otherwise specifically provided, no more than 501 Hours of Service shall be credited for any single continuous period which an Employee performs no duties. Further, no Hours of Service shall be credited on account of payments made solely under a plan maintained to comply with worker's compensation, unemployment compensation, or disability insurance laws, or to reimburse an Employee for medical expenses.

                  (c) Each hour for which back pay (ignoring any mitigation of damages) is either awarded or agreed to by the Employer is an Hour of Service. However, no more than 501 Hours of Service shall be credited for any single continuous period during which an Employee would not have performed any duties.

                  (d) Hours of Service shall be credited in any one period only under one of the foregoing paragraphs (a), (b), and (c); an Employee may not get double credit for the same period.

                  (e) If an Employer finds it impractical to count the actual Hours of Service for any class or group of non-hourly Employees, each Employee in that class or group shall be credited with 45 Hours of Service for each weekly pay period in which he has at least one Hour of Service. However, an Employee shall be credited only for his normal working hours during a paid absence.

                  (f) Hours of Service to be credited on account of a payment to an Employee (including back pay) shall be recorded in the period of Service for which the payment was made. If the period overlaps two or more Plan Years, the Hours of Service credit shall be allocated in proportion to the respective portions of the period included in the several Plan Years. However, in the case of periods of 31 days or less, the Committee may apply a uniform policy of crediting the Hours of Service to either the first Plan Year or the second.

                  (g) In all respects an Employee's Hours of Service shall be counted as required by Section 2530.200b-2(b) and (c) of the Department of Labor's regulations under Title I of ERISA.

         "INVESTMENT MANAGER" means an entity that (i) has the power to manage, acquire, or dispose of Plan assets, and (ii) acknowledges fiduciary responsibility to the Plan in writing. Such entity must be a person, firm, or corporation registered as an investment adviser under the Investment Advisors Act of 1940 and the Investment Advisor Regulatory Enhancement and Disclosure Act of 1993 or be a bank or an insurance company.

         "MASTER TRUST" that certain trust agreement referred to as the MidAmerica Bank, fsb Master Retirement Trust between the Company and LaSalle Bank, N.A., as amended from time to time.

         "MASTER TRUST EFFECTIVE DATE" means the date that the Master Trust is effective as indicated therein.

         "MATCHING CONTRIBUTION" means an Employer Contribution made to this Plan for a Participant based on such Participant's Elective Deferral.

         "MERGED PLAN CONTRIBUTION ACCOUNT" means an account established and maintained for a Participant with respect to assets which were credited to his name in another qualified plan and which have been merged into this Plan, pursuant to Section 4.2(c) and Section 5.1(e).

         "NORMAL RETIREMENT DATE" means a Participant's 65th birthday.

         "NORTHWESTERN PLAN" means the Northwestern Savings & Loan 401(k) Plan in effect on June 30, 1996, just prior to its merger into this Plan.

         "1-YEAR BREAK IN SERVICE" means a Plan Year during which an Employee has not completed more than 500 Hours of Service and is not employed on the last day of the Plan Year.

         "PARTICIPANT" means any Employee who is participating in the Plan, or who has previously participated in the Plan and still has a balance credited to his Account.

         "PLAN" means this document for the MidAmerica Bank, fsb Employees' Profit Sharing Plan, including all amendments thereto.

         "PLAN YEAR" means each period of 12 consecutive months beginning on January 1 of 1997 and each succeeding year.

         "QDRO" means a domestic relations order which relates to an alternate payee's right to receive all or a portion of the benefits payable to a Participant under this Plan, with the provision of child support, alimony payments, or marital property rights to a Spouse, former spouse, child, or other dependent of a Participant, that the Committee has determined meets the requirements of Section 414(p) of the Code.

         "QUALIFIED MATCHING CONTRIBUTIONS" means the Employer Contributions to the Plan that are made pursuant to Section 4.1(d), which are subject to the distribution and nonforfeitability requirements of Section 401(k) of the Code.

         "QUALIFIED NON-ELECTIVE CONTRIBUTIONS" means the Employer contributions to the Plan that are made pursuant to Section 4.1(e), which are subject to the distribution and nonforfeitability requirements of Section 401(k) of the Code.

         "RECOGNIZED ABSENCE" means a period for which

                  (a) an Employer grants an Employee a leave of absence for a limited period, but only if an Employer grants such leaves on a nondiscriminatory basis; or

                  (b) an Employee is temporarily laid off by an Employer because of a change in business conditions; or

                  (c) an Employee is on active military duty, but only to the extent that his employment rights are protected by the Military Selective Service Act of 1967. (38 U.S.C. Section 2021).

         "ROLLOVER CONTRIBUTION ACCOUNT" means an account established and maintained for a Participant with respect to his Direct Rollover or Rollover Contributions made pursuant to Sections 4.2(b) and 5.1(c).

         "SELF-DIRECTED INVESTMENT ACCOUNTS" means a Participant's Elective Deferral Contribution Account, Rollover Contribution Account and Merged Plan Contribution Account, for which a Participant may self-direct the investment of those accounts in accordance with Section 7.3.

         "SERVICE" means an Employee's period(s) of employment or self-employment with an Employer, excluding for initial eligibility purposes any period in which the individual was a nonresident alien and did not receive from an Employer any earned income which constituted income from sources within the United States. An Employee's Service shall include any service which constitutes service with a predecessor employer within the meaning of Section 414(a) of the Code. An Employee's Service shall also include any service with an entity which is not an Employer, but only either (i) for a period after 1975 in which the other entity is a member of a controlled group of corporations or is under common control with other trades and businesses within the meaning of Section 414(b) or 414(c) of the Code, and a member of the controlled group or one of the trades and businesses is an Employer; or (ii) for a period after 1979 in which the other entity is a member of an affiliated service group within the meaning of Section 414(m) of the Code, and a member of the affiliated service group is an Employer.

         "SHORT PLAN YEAR" means a Plan Year of less than 12 months. In accordance with Internal Revenue Service Regulation 1.401(a)(17)-1(b)(3)(iii), the compensation limit for a Short Plan Year shall be an amount equal to the otherwise applicable annual compensation limit multiplied by a fraction, the numerator of which is the number of months in the Short Plan Year, and the denominator of which is 12.

         In a Short Plan Year, if the Cash Compensation of any Participant consists of or includes commissions, then the Participant's Cash Compensation limitation shall be adjusted, pursuant to Section 2, "Cash Compensation" definition, with the annual Cash Compensation limitation multiplied by a fraction, the numerator of which is the number of months in the Short Plan Year, and the denominator of which is 12.

         In a Short Plan Year, the Hours of Service which must be credited to an Active Participant in order for that Active Participant to receive an Employer Contribution and Forfeiture allocation shall be adjusted, with the 1,000 Hours of Service requirement multiplied by a fraction, the numerator of which is the number of months in the Short Plan Year, and the denominator of which is 12.

         In a Short Plan Year, the maximum Matching Contribution of $1,200 shall be adjusted, with $1,200 multiplied by a fraction, the numerator of which is the number of months in the Short Plan Year, and the denominator of which is 12.

         For a Short Plan Year beginning prior to January 1, 1999, the Matching Contribution of 35% of Elective Deferrals which did not exceed 4% of a Participant's Cash Compensation that was not in excess of $30,000 was adjusted, with the $30,000 Cash Compensation amount multiplied by a fraction, the numerator of which was the number of months in the Short Plan Year, and the denominator of which was 12. A Matching Contribution of 25% was made to Elective Deferrals which did not exceed 2% of a Participant's Cash Compensation that was in excess of the adjusted $30,000 Cash Compensation amount.

         "SPOUSE" means the individual, if any, to whom a Participant is lawfully married on the date benefit payments to the Participant are to begin, or on the date of the Participant's death, if earlier.

         "SUSPENSE ACCOUNT" means the total forfeitable portion of all former Participants' Accounts which have not yet become a Forfeiture during any Plan Year.

         "TOTAL COMPENSATION" means a Participant's wages, salary, overtime, bonuses, commissions, and any other amounts received for personal services rendered while in Service from any Employer or an Affiliate (within the purview of Section 414(b), (c), and (m) of the Code, plus his earned income from any such entity as defined in Section 401(c)(2) of the Code if he is self-employed.

         Total Compensation shall include (i) severance payments and amounts paid as a result of termination while a Participant is still employed, (ii) amounts excludable from gross income under Section 911 or deductible under
Section 913 of the Code, (iii) amounts described in Sections 104(a)(3), 105(a), and 105(h) of the Code to the extent includable in gross income, (iv) amounts described in Section 105(d) of the Code, (v) amounts received from an Employer for moving expenses which are not deductible under Section 217 of the Code, (vi) amounts includable in gross income in the year of, and on account of, the grant of a nonqualified stock option, (vii) amounts includable in gross income pursuant to Section 83(b) of the Code,

(viii) amounts includable in gross income under an unfunded nonqualified plan of deferred compensation and (ix) for Plan Years beginning on or after January 1, 1998, Elective Deferral Contributions or pre-tax contributions made by a Participant under a plan described in Section 125 of the Code; but shall exclude
(a) Employer contributions to or amounts received from a funded or qualified plan of deferred compensation (except as otherwise indicated above), (b) Employer contributions to a simplified employee pension account to the extent deductible under Section 219 of the Code, (c) Employer contributions to a
Section 403(b) annuity contract, (d) amounts includable in gross income pursuant to Section 83(a) of the Code, (e) amounts includable in gross income upon the exercise of nonqualified stock option or upon the disposition of stock acquired under any stock option, and (f) any other amounts expended by the Employer on the Participant's behalf which are excludable from his income or which receive special tax benefits.

         A Participant's Total Compensation shall exclude any compensation in any limitation year of $150,000 (or the limit currently in effect under Section 401(a)(17) of the Code).

         If a determination period consists of fewer than 12 months, the OBRA `93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

         "TRUST" or "TRUST FUND" means the trust fund created under this Plan; provided, however, that as of the Master Trust Effective Date, the term "Trust" or "Trust Fund" shall mean the trust fund created under the Master Trust.

         "TRUSTEE" means the individuals selected from time to time by the Company to serve as co-trustees of the Trust Fund or, as of the Master Trust Effective Date, the institution to serve as trustee of the Trust Fund.

         "VALUATION DATE" means, subject to the terms and conditions of the Plan, the last day of each quarter of the Plan Year (March 31, June 30, September 30, and December 31), and any other dates selected by the Committee, on which the income (and losses) for the Trust Fund shall be allocated. Notwithstanding the foregoing, for purposes of distributing any portion of a Participant's Accounts invested in the Employer Stock Fund or as a Self-Directed Investment Account, the most recent valuation date under an Investment Fund (as defined in Section 7.3) or the Employer Stock Fund (as determined based on uniform rules established by the Committee) shall be used.

         "VESTED" means the nonforfeitable portion of any account maintained on behalf of a Participant.

         "VESTING YEAR" means a period of Service credited to a Participant pursuant to Section 8.2 for purposes of determining his Vested interest.

         "VOLUNTARY CONTRIBUTION ACCOUNT" means an account established and maintained for a Participant with respect to his nondeductible Voluntary Contributions made pursuant to Section 4.2(a) and 5.1(b).

         "YEAR OF SERVICE" means the computation period of 12 consecutive months during which an Employee has at least 1000 Hours of Service.

         For purposes of eligibility for participation, the initial computation period shall begin with the date on which the Employee first performs an Hour of Service. The participation computation period beginning after a 1-Year Break in Service shall be measured from the date on which an Employee again performs an Hour of Service. The participation computation period shall shift to the Plan Year which includes the anniversary of the date on which the Participant first performed an Hour of Service.

         A Year of Service for vesting purposes will begin, for the first 12-month period, with the date on which the Employee first performs an Hour of Service. In the subsequent 12-month periods, it will begin on the first day of the Plan Year containing the first anniversary of the Employee and will end on the last day of that Plan Year, and each Plan Year thereafter.

SECTION 3         ELIGIBILITY FOR PARTICIPATION.
                  -----------------------------

         3.1 Eligibility to Receive Employer Matching Contributions and Employer Discretionary Contributions.

                  (a)      Initial Eligibility.

                           An Employee of the Company who:

                           (i)      has completed one Year of Service, and

                           (ii) has attained the age of 21, shall be eligible to participate in the Plan with respect to Employer Matching Contributions, Employer Discretionary Contributions and Voluntary Contributions as of the Entry Date coinciding with or next following the latter of the following dates:

                           (iii) the last date of the Employee's first Eligibility Year, or

                           (iv)     the Employee's 21st birthday.

                                    However, if an Employee is not in active
                  Service with an Employer on the date he would otherwise first be eligible to participate in the Plan, his eligibility to participate in the Plan shall be deferred until the next day he is in Service.

                  (b)      Eligibility Year.

                           An "Eligibility Year" means an applicable eligibility period (as defined below) in which the Employee has at least 1,000 Hours of Service. For this purpose:

                           (i) Employee's first "eligibility period" is the 12-consecutive month period beginning on the first day on which he performs an Hour of Service, and

                           (ii) his succeeding 12-consecutive month periods commence with the first Plan Year which commences prior to the first anniversary of the Employee's employment commencement date, regardless of whether the Employee is entitled to be credited with 1,000 Hours of Service during the initial eligibility computation period.

                  (c)      Recognized Absence.

                           An Employee shall be considered employed for his normal hours of paid employment during a Recognized Absence, unless he does not resume his Service at the end of the Recognized Absence.

                  (d)      Maternity or Paternity Leave.

                           Beginning on or after January 1, 1985, if any Employee is absent for any period:

                           (i)      by reason of the Employee's pregnancy,

                           (ii)     by reason of the birth of the Employee's

                  child,

                           (iii) by reason of the placement of a child with the Employee in connection with the Employee's adoption of the child, or

                           (iv) for purposes of caring for such child for a period beginning immediately after such birth or placement, the Employee shall be credited with the Hours of Service which would normally have been credited but for such absence, up to a maximum of 501 Hours of Service, in the first 12-month period which would otherwise be counted toward a Break in Service.

                  (e)      Certain Employees Ineligible.

                           No Employee shall participate in the Plan while he is either actually employed by a leasing organization or designated by an Employer as an independent contractor (irrespective of whether such designation is otherwise proper under applicable law). No Employee shall be eligible to participate while his Service is covered by a collective bargaining agreement between an Employer and the Employee's collective bargaining agreement if:

                           (i) retirement benefits have been the subject of good faith bargaining between the Employer and the representative, and

                           (ii) the collective bargaining agreement does not provide for the Employee's participation.

                  (f)      Enrollment.

                           The Employer shall notify all Employees when they become eligible to participate in the Plan and shall instruct them that they may elect not to participate. Upon request, the Committee shall provide eligible Employees with an Agreement of Non-Participation.

                  (g)      Waiver of Participation.

                           An eligible Employee may elect not to become a Participant in the Plan by signing and delivering to the Committee the Agreement of Non-Participation within ninety (90) days after receiving it.

                           Any Employee who elects not to become a Participant as of the first Entry Date on which he was eligible may become a Participant as of any succeeding Entry Date if he is still eligible by executing a revocation of this Agreement of Non-Participation and delivering the same to the Committee within ninety (90) days of any succeeding Entry Date.

                  (h)      Participation and Reparticipation.

                           Subject to the satisfaction of the foregoing requirements, an Employee shall participate in the Plan during each period of his Service from the date on which he first becomes eligible until his termination. For this purpose, an Employee returning after his termination who previously satisfied the initial eligibility requirements for Employer Matching, Employer Discretionary, Qualified Matching, and Qualified Non-elective Contributions shall re-enter the Plan as of the date of his return to Service with an Employer. Notwithstanding the foregoing, if such an Employee had no Vesting Years and incurred a Break in Service, he shall be treated as a new Employee for all purposes of the Plan.

                  (i)      Military Service.

                           Effective with the Plan Year beginning on July 1, 1995, notwithstanding any provision of this Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Internal Revenue Code.

         3.1A     Special Provision Applicable to Former Northwestern
Participants.

         Notwithstanding the foregoing provisions of Section 3.1, a former Northwestern Participant who is an Employee on July 1, 1996 shall become an Active Participant as of such date.

         Any other Employee of Northwestern who has completed one Year of Service and has attained the age of 21 shall be eligible to participate in the Plan as of the Entry Date coinciding with or next following the later of the following dates: the last date of the Employee's first Year of Service, or the Employee's 21st birthday. A Year of Service shall include any period or periods previously credited to that Employee under the Northwestern Plan.

         An individual's satisfaction of the service requirement as of any Entry Date shall constitute satisfaction thereof as of all subsequent Entry Dates. A former Employee of Northwestern shall participate in the Plan from the date on which he first becomes eligible until his termination. For this purpose, an Employee returning within five years of his termination who previously satisfied the eligibility requirements shall re-enter the Plan as of the date of his return to Service with an Employer.

         3.2      Eligibility to Make Elective Deferral Contributions.

                  (a)      Initial Eligibility.

                           (i) Effective January 1, 1999, all Employees shall be eligible to elect to defer a portion of their Cash Compensation through Elective Deferral Contributions, beginning with the first Hour of Service, and with no minimum age requirement.

                           (ii) During the period beginning on July 1, 1994 and ending on December 31, 1998, an Employee who had completed one Year of Service was eligible to elect to defer a portion of his Cash Compensation through Elective Deferral Contributions. There was no minimum age requirement.

                           (iii) If an Employee was hired or rehired prior to July 1, 1994, such Employee was eligible to elect to defer a portion of his Cash Compensation through Elective Deferral Contributions, starting with his first Hour of Service. There was no minimum age requirement.

                  (b)      Enrollment.

                           An Employee shall elect to become a Participant by signing and delivering to the Committee an Agreement of Participation.

         3.2A.    Special Provision Applicable to Former Northwestern
Participants.

         Notwithstanding the foregoing provisions of Section 3.2, a Former Employee of Northwestern shall be eligible to elect to defer a portion of his Cash Compensation on July 1, 1996 if he has completed one Year of Service. A Year of Service is a period of 12 consecutive months during which an employee has at least 1,000 Hours of Service. A Year of Service shall include any period or periods previously credited to that Employee under the Northwestern Plan. There is no minimum age requirement for a Former Employee of Northwestern to be eligible to defer a portion of his Cash Compensation.

         3.3      Eligibility to Make Employee Rollover Contributions.

         Upon inception of employment, an Employee may make a Rollover Contribution to the Plan, since there is no minimum age or Year of Service requirement which must be satisfied before an Employee is eligible to make a Rollover Contribution.

SECTION 4         CONTRIBUTIONS.
                  -------------

         4.1      Contributions by Employer.

         All Employees shall be eligible to defer a portion of their Cash Compensation as Elective Deferral Contributions.

         An Employee shall be eligible to receive an Employer Matching, Employer Discretionary, Qualified Matching, and Qualified Non-elective Contributions if he is an Active Participant.

         Active Participant means a Participant who has satisfied the eligibility requirements for these contributions, as set forth in Section 3.1, and who has at least 1,000 Hours of Service during the current Plan Year. However, a Participant shall not qualify as an Active Participant unless (i) he is in active Service with an Employer on the last day of the Plan Year, or (ii) his Service terminated during the Plan Year by reason of death.

         For each Plan Year, the Employer shall contribute to the Plan:

                  (a)      Elective Deferral Contributions.

                           Effective with the Plan Year beginning on July 1, 1987, an amount equal to the total Elective Deferrals of all Participants during the Plan Year.

                           The balance in each Participant's Elective Deferral Account shall be 100% vested and not subject to Forfeiture for any reason.

                           (i) Each Employee may elect to defer an amount not to exceed the lesser of 15% of his Cash Compensation or the dollar limitation contained in Section 402(g) of the Code in effect at the beginning of such taxable year.

                           (ii) A Participant may elect to change the amount of his Elective Deferral, cancel his Elective Deferral, or resume his Elective Deferral once each quarter, or more frequently at the discretion of the Committee.

                           (iii) The termination of a Participant's Service with an Employer shall be deemed to revoke any Elective Deferral agreement then in effect, effective immediately following the close of the pay period within which such termination occurs.

                           (iv) A Participant may elect to change his Elective Deferral investment selections once each quarter, or more frequently at the discretion of the Committee.

                  (b)      Matching Contributions.

                           Effective with the Plan Year beginning on January 1, 1999, pursuant to Section 3.1, a Matching Contribution of 35% shall be made for Elective Deferrals made after the Entry Date of an Active Participant, with a maximum Matching Contribution of $1,200.

                           For any Plan Year beginning prior to January 1, 1999 and effective with the Plan Year beginning on July 1, 1994, a Matching Contribution of 35% was made to Elective Deferrals made after the Entry Date of an Active Participant that did not exceed 4% of the Participant's Cash Compensation not in excess of $30,000, and a Matching Contribution of 25% was made to Elective Deferrals made after the Entry Date of an Active Participant that did not exceed 2% of the Participant's Cash Compensation in excess of $30,000.

                           For any Plan Year beginning prior to July 1, 1994 and effective with the Plan Year beginning on July 1, 1987, a Matching Contribution of 25% was made to Elective Deferrals made after the Entry Date of an Active Participant which did not exceed 2% of the Participant's Cash Compensation.

                           The balance in a Participant's Employer Contribution Account based on Matching Contributions shall be subject to the vesting schedule set forth in Section 8.1.

                  (c)      Discretionary Contributions.

                           An additional discretionary amount may be contributed from current or accumulated net earnings by the Employer.

                           The balance in a Participant's Employer Contribution Account based on Discretionary Contributions shall be subject to the vesting schedule set forth in Section 8.1.

                  (d)      Qualified Matching Contributions.

                           Qualified Matching Contributions may be made to Non-highly Compensated Active Participants in order to satisfy the ADP and/or the ACP tests. The Committee shall determine the amount to be allocated in order to satisfy the ADP and/or the ACP tests.

                           Qualified Matching Contributions shall be 100% vested and not subject to Forfeiture for any reason.

                  (e)      Qualified Non-elective Contributions.

                           Qualified Non-elective Contributions may be made to Non-highly Compensated Active Participants in order to satisfy the ADP and/or the ACP tests. The Committee shall determine the amount to be allocated in order to satisfy the ADP and/or ACP tests.

                           Qualified Non-elective Contributions shall be 100% vested and not subject to Forfeiture for any reason.

         4.2      Contributions by Participants.

                  (a)      Nondeductible Voluntary Contributions.

                           A Participant may elect to contribute an amount not to exceed 10% of his Cash Compensation as a nondeductible Voluntary Contribution.

                           The balance in a Participant's Voluntary Contribution Account shall be 100% vested and not subject to Forfeiture for any reason.

                  (b)      Rollover Contributions.

                           If a Participant in this Plan receives a distribution from another qualified retirement plan in which he was a participant, or if a Participant in this Plan receives a distribution from his conduit IRA, other than a required minimum distribution, then a Rollover Contribution to this Plan may be made on or before the 60th day after the distribution was received by the Participant.

                           Effective January 1, 1993, a Participant who is eligible to receive an Eligible Rollover Distribution from an employee's trust (as described in Section 401(a) of the Code and tax exempt under Section 501(a) of the Code); or an annuity plan (as described in Section 403(a) of the Code); or an individual retirement account (as described in Section 408(a) of the Code); or an individual retirement annuity (as described in Section 408(b) of the Code) may, pursuant to Section 401(a)(31) of the Code and with the consent of the Trustee, have such distribution processed as a Direct Rollover to this Plan.

                           The balance in a Participant's Rollover Contribution Account shall be 100% vested and not subject to Forfeiture for any reason. All Rollover Contributions must be made in cash.

                  (c)      Merged Plan Contributions.

                           A Participant in this Plan may have assets merged into this Plan from a qualified plan of another employer. Moreover, a Participant who has made a diversification election (corresponding to Section 401(a)(28)(B) of the Code) under the MidAmerica Bank, fsb Employee Stock Ownership Plan (the "ESOP") will have benefits from the ESOP transferred to this Plan and allocated to the Participant's Merged Plan Account.

                           The balance in a Participant's Merged Plan
         Contribution Account shall be 100% vested and not subject to Forfeiture for any reason.

         4.3      Excess Elective Deferral Contributions.

         If a Participant's Elective Deferral Contributions under this Plan, together with any elective deferrals (as defined in Regulation 1.402(g)-1(b)) made in another qualified cash or deferred arrangement (under Section 401(k) of the Code), a simplified employee pension plan (under Section 408(k) of the
Code), a salary reduction arrangement (under Section 3121(a)(5)(D) of the Code), a deferred compensation plan under Section 457 of the Code), or a trust described in Section 501(c)(18) of the Code, exceed the limitation of Section 402(g) of the Code for such Participant's taxable year, the Participant may, not later than March 1 following the close of his taxable year, notify the Committee in writing of such excess, and request the withdrawal of his Excess Elective Deferrals from this Plan.

         Upon proper notification by the Participant, the Committee may direct the Trustee to distribute the excess amount (including any income attributable to such excess amount) to the Participant not later than April 15 following the close of the Participant's taxable year.

         4.4      Actual Deferral Percentage Test.

         The Actual Deferral Percentage (hereinafter referred to as "ADP") for Participants who are Highly Compensated Employees for each Plan Year and the ADP for Participants who are Non-highly Compensated Employees for the same Plan Year must satisfy one of the following tests:

                  The average of the ADP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the average of the ADP for Participants who are Non-highly Compensated Employees for the same Plan Year multiplied by 1.25; or

                  The average of the ADP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the average of the ADP for Participants who are Non-highly Compensated Employees for the same Plan Year multiplied by 2.0, provided that the average of the ADP for Participants who are Highly Compensated Employees does not exceed the average of the ADP for Participants who are Non-highly Compensated Employees by more than two percentage points.

         The ADP for any participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Deferrals (and Qualified Non-elective Contributions or Qualified Matching Contributions, or both, if treated as Elective Deferrals for purposes of the ADP test) allocated to his account under two or more arrangements described in Section 401(k) of the Code, that are maintained by the Employer, shall be determined as if such Elective Deferrals (and, if applicable, such Qualified Non-elective Contributions or Qualified

Matching Contributions, or both) were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under Section 401(k) of the Code.

         For purposes of the ADP test, Participants who have not attained age 21 and completed at least one Year of Service may be treated in one of two ways:
(1) the Committee may elect to treat all such Participants as a group separately from all other Participants in performing the ADP test or (2) for Plan Years beginning in 1999, the Committee may elect to exclude such Participants who are Non-highly Compensated Employees from the ADP test.

         For purposes of determining the ADP test, Elective Deferrals, Qualified Non-elective Contributions, and Qualified Matching Contributions must be made before the last day of the 12-month period immediately following the Plan Year to which such contributions relate.

         The Employer shall maintain records sufficient to demonstrate satisfaction of the ADP test and the amount of Qualified Non-elective Contributions or Qualified Matching Contributions, or both, used in such test.

         The determination and treatment of ADP amounts of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

         4.5      Excess Contributions.

         Notwithstanding any other provision of this Plan, Excess Contributions, plus any income and minus any loss allocable thereto, shall be distributed to the applicable Highly Compensated Employees no later than the last day of the Plan Year after the Plan Year for which such Excess Contributions were allocated. Such distributions shall be made to Highly Compensated Employees on the basis of reducing the Elective Deferrals for those Highly Compensated Employees who have the highest dollar amount of Elective Deferrals to the next highest dollar amount for Highly Compensated Employees and, if necessary, to the next highest dollar amount, and continuing this process until all Excess Contributions are distributed from the Plan; provided, however, that, if a reduction at a level between dollar amounts will result in all Excess Contributions being distributed from the Plan, then the reduction of Elective Deferrals may stop at such level.

         Prior to the Plan Year beginning on January 1, 1997, Excess Contributions of Participants who were subject to Family Member aggregation rules were allocated among the Family Members in proportion to the Elective Deferrals (and amounts treated as Elective Deferrals) of each Family Member that were combined to determine the combined ADP.

         Excess Contributions (including the amounts recharacterized) shall be treated as annual additions under the Plan.

         Excess Contributions shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Contributions is the sum of (i) the income or loss allocable to the Participant's Elective Deferral Account (and, if applicable, the Qualified Non-elective Contribution account or the Qualified Matching Contribution account, or both) for the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess Contributions for the Plan Year and the denominator is the Participant's account balance attributable to Elective Deferrals (and Qualified Non-elective Contributions or Qualified Matching Contributions, or both, if any such contributions are included in the ADP test) without regard to any income or loss occurring during such Plan Year; and (ii) 10% of the amount determined under (i) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if the distribution occurs after the 15th of such month.

         Excess Contributions shall be distributed from the Participant's Elective Deferral Account and Qualified Matching Contribution Account (if applicable) in proportion to the Participant's Elective Deferrals and Qualified Matching Contributions (to the extent used in the ADP test) for the Plan Year. Excess Contributions shall be distributed from the Participant's Qualified Non-elective Contribution Account only to the extent that such Excess Contributions exceed the balance in the Participant's Elective Deferral Account and Qualified Matching Contribution Account.

         4.6      Recharacterization.

         A Participant may treat his Excess Contributions as an amount distributed to the Participant and then contributed by the Participant to the Plan as a Voluntary Contribution. Recharacterized amounts will remain nonforfeitable and subject to the same distribution requirements as Elective Deferrals. Amounts may not be recharacterized by a Highly Compensated Employee to the extent that such amount in combination with other Voluntary Contributions made by that Employee would exceed 10% of his Cash Compensation, as set forth in Sections 4.2(a) and 5.1(b). Recharacterization must occur no later than 2 1/2 months after the last day of the Plan Year in which such Excess Contributions arose, and is deemed to occur no earlier than the date the last Highly Compensated Employee is informed in writing of the amount recharacterized and the consequences thereof. Recharacterized amounts will be taxable to the Participant for the Participant's tax year in which the Participant would have received them in cash.

         Recharacterized amounts will be treated as Employer Contributions for purposes of Sections 404, 409, 411, 412, 415, 416, and 417 of the Code.

         4.7      Actual Contribution Percentage Test.

         The Actual Contribution Percentage (hereinafter referred to as "ACP") for Participants who are Highly Compensated Employees for each Plan Year and the ACP for Participants who are Non-highly Compensated Employees for the same Plan Year must satisfy one of the following tests:

                  The average of the ACP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the average of the ACP for

                  Participants who are Non-highly Compensated Employees for the same Plan Year multiplied by 1.25; or

                  The average of the ACP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the average of the ACP for Participants who are Non-highly Compensated Employees for the same Plan Year multiplied by 2.0, provided that the average of the ACP for Participants who are Highly Compensated Employees does not exceed the average of the ACP for Participants who are Non-highly Compensated Employees by more than two percentage points.

         Multiple use: If the sum of the ADP and ACP of the Highly Compensated Employees subject to either or both of the ADP or ACP tests exceeds the Aggregate Limit, then the ACP of those Highly Compensated Employees will be reduced (beginning with such Highly Compensated Employee whose ACP is the highest) so that the limit is not exceeded. The amount by which each Highly Compensated Employee's Contribution Percentage Amount is reduced shall be treated as an Excess Aggregate Contribution.

         The ADP and ACP of the Highly Compensated Employees are determined after any corrections required to meet the ADP and ACP tests. Multiple use does not occur if either the ADP or ACP of the Highly Compensated Employees does not exceed 1.25 multiplied by the ADP and ACP of the Non-highly Compensated Employees.

         For purposes of this section, the Contribution Percentage for any Participant who is a Highly Compensated Employee and who is eligible to have Contribution Percentage Amounts allocated to his account under two or more plans described in Section 401(a) of the Code, or arrangements described in Section 401(k) of the Code that are maintained by the Employer, shall be determined as if the total of such Contribution Percentage Amounts was made under each plan. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate plans if mandatorily disaggregated under regulations under Section 401(m) of the Code.

         For purposes of the ACP test, Participants who have not attained age 21 and completed at least one Year of Service may be treated in one of two ways:
(1) the Committee may elect to treat all such Participants as a group separately from all other Participants in performing the ACP test or (2) for Plan Years beginning in 1999, the Committee may elect to exclude such Participants who are Non-highly Compensated Employees from the ACP test.

         For purposes of the ACP test, Employee Voluntary Contributions are considered to have been made in the Plan Year in which contributed to the Trust. Matching Contributions and Qualified Non-elective Contributions will be considered made for a Plan Year if made no later than the end of the 12-month period beginning on the day after the close of the Plan Year.

         The Employer shall maintain records sufficient to demonstrate satisfaction of the ACP test, and the amount of Qualified Non-elective or Qualified Matching Contributions, or both, used in such test.

         The determination and treatment of the Contribution Percentage of any Participant shall satisfy other requirements as may be prescribed by the Secretary of the Treasury.

         4.8      Excess Aggregate Contributions.

         Notwithstanding any other provision of this Plan, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, shall be forfeited, if forfeitable, or if not forfeitable, distributed to the applicable Highly Compensated Employees no later than the last day of the Plan Year after the Plan Year for which such Excess Aggregate Contributions were allocated. The amount of a Highly Compensated Employee's Excess Aggregate Contributions that are either forfeited or distributable shall be determined on the basis of reducing the Voluntary Contributions and/or Matching Contributions for those Highly Compensated Employees who have the highest aggregate dollar amount of such contributions to the next highest dollar amount for Highly Compensated Employees and, if necessary, to the next highest dollar amount, and continuing this process until all Excess Aggregate Contributions are forfeited or distributed as the case may be; provided, however, that, if a reduction at a level between dollar amounts will result in all Excess Aggregate Contributions being distributed from the Plan, then the reduction of such contributions may stop at such level.

         Excess Aggregate Contributions shall be treated as annual additions under the Plan.

         Excess Aggregate Contributions shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Aggregate Contributions is the sum of (i) the income or loss allocable to the Participant's Voluntary Contribution Account, Matching Contribution Account, Qualified Matching Contribution Account (if any, and if all amounts therein are not used in the ADP test) and, if applicable, Qualified Non-elective Contribution Account and Elective Deferral Account for the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess Aggregate Contributions for the Plan Year and the denominator is the Participant's account balance(s) attributable to Contribution Percentage Amounts without regard to any income or loss occurring during such Plan Year; and (ii) 10% of the amount determined under (i) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

         Forfeitures of Excess Aggregate Contributions shall be reallocated to the accounts of Non-highly Compensated Employees.

         Excess Aggregate Contributions shall be forfeited, if forfeitable, or distributed on a pro-rata basis from the Participant's Voluntary Contribution Account, Matching Contribution Account, and Qualified Matching Contribution Account (and, if applicable, the Participant's Qualified Non-elective Contribution Account or Elective Deferral Account, or both).

         4.9      Conditions as to Contributions.

         Employers' contributions shall in all events be subject to the limitation set forth in Section 6. Any amount contributed by an Employer due to a good faith but erroneous determination of its deductibility under Section 404 of the Code shall be returned to the Employer within one year after the date on which the contribution was originally made, or within one year after its nondeductibility has been finally determined. However, the amount to be returned shall be reduced to take into account any adverse investment experience within the Trust Fund in order that the balance credited to each Participant's Account is not less than it would have been if the contribution had never been made.

         4.10     Contributions Not Forfeitable.

         The Participant's accrued benefit derived from Elective Deferrals, Qualified Non-elective Contributions, Qualified Matching Contributions, Voluntary Contributions, Rollover Contributions, and Merged Plan Contributions is nonforfeitable.

SECTION 5         ALLOCATIONS.
                  -----------

         5.1      Contributions.

         The Employer shall provide the Committee all information necessary to make the allocation of Contributions and Forfeitures for each Plan Year.

         The Employer shall pay the Employer Contributions to the Trustee for investment in the Trust Fund for each Plan Year within the time prescribed by law for the filing of the Employer's federal income tax return, including extensions, for the Fiscal Year.

         Elective Deferral Contributions accumulated through payroll deductions shall be paid to the Trustee at the earliest date in which such contributions can reasonably be segregated from the Employer's general assets, but in no event later than the 15th day of the month following the month when such amounts would otherwise have been payable to the Participant in cash. The provisions of Department of Labor Regulations 2510.3-102 are incorporated herein by reference. Furthermore, any additional Employer Contributions which are allocable to the Participant's Elective Deferral Account for a Plan Year shall be paid to the Plan no later than the 12-month period immediately following the close of such Plan Year.

                  (a)      Employer Contribution Account.

                           Matching Contributions and Discretionary
         Contributions shall be maintained for each Participant in the Employer Contribution Account, subject to the vesting schedule in Section 8.1.

                           In addition, Qualified Matching and Qualified Non-elective Contributions, if any, shall be maintained for each Participant in the Employer Contribution Account, which shall be nonforfeitable.

                           If a Participant has satisfied the eligibility requirements for Matching Contributions, Discretionary Contributions, Qualified Matching Contributions, and Qualified Non-elective Contributions, is employed by an Employer on the Anniversary Date or has died during the Plan Year, and has at least 1,000 Hours of Service during the Plan Year, his share of these Contributions shall be determined as follows:

                           (i)      Employer Matching Contributions:

                                    An Active Participant shall receive a
                  Matching Contribution of 35% of Elective Deferrals made after the Participant's Entry Date, with a maximum Matching Contribution of $1,200.

                           (ii)     Employer Discretionary Contributions:

                                    A Discretionary Contribution shall be
                  allocated to the account of each Active Participant in proportion to the ratio which his Cash Compensation for the Plan Year bears to the Cash Compensation of all Active Participants for such Plan Year, pursuant to Section 4.1(c).

                           (iii)    Qualified Matching Contributions:

                                    An optional Qualified Matching Contribution
                  shall be allocated to the account of each Non-highly Compensated Employee who is an Active Participant with Elective Deferrals made after the Participant's Entry Date in such Plan Year, pursuant to Section 4.1(d). The percent of the Qualified Matching Contribution shall be discretionary.

                           (iv)     Qualified Non-elective Contributions:

                                    An optional Qualified Non-elective
                  Contribution shall be allocated to the account of each Non-highly Compensated Employee who is an Active Participant in proportion to the ratio which his Cash Compensation for the Plan Year bears to the Cash Compensation of all Non-highly Compensated Employees who are Active Participants for such Plan Year, pursuant to Section 4.1(e).

                  (b)      Voluntary Contribution Account.

                           A Participant may elect to contribute a maximum of 10% of his Cash Compensation each Plan Year as nondeductible Voluntary Contributions. Voluntary Contributions shall be maintained for each Participant in the Voluntary Contribution Account.

                  (c)      Rollover Contribution Account.

                           Rollover Contributions shall be maintained for each Participant in the Rollover Contribution Account.

                  (d)      Elective Deferral Account.

                           Elective Deferral Contributions shall be maintained for each Participant in an Elective Deferral Account.

                  (e)      Merged Plan Contribution Account.

                           Merged Plan Contributions shall be maintained with each Participant in the Merged Plan Contribution Account.

         5.2      Forfeitures.

         If a Participant has satisfied the eligibility requirements for Employer Matching and Employer Discretionary Contributions, is employed by the Company on an Anniversary Date, and has at least 1,000 Hours of Service during the Plan Year, his share of Forfeitures shall be determined in the following manner.

         Any assets which have become Forfeitures since the last Anniversary Date shall first be used to reinstate any previously forfeited account balances of former Participants, if any, pursuant to Section 8.5. The remaining Forfeitures, if any, shall be allocated to each Active Participant in proportion to the ratio which his Cash Compensation for the Plan Year bears to the Cash Compensation of all Active Participants for such Plan Year.

         5.3      Income on Investments.

                  (a) General Fund. On the last day of each quarter (March 31, June 30, September 30, and December 31) of each Plan Year, the income, expenses, gains or loss earned or incurred for the Accounts of each Participant that are invested in the General Fund shall be allocated based on the beginning balance on the first day of the applicable quarter for each Active Participant and former Participant with assets remaining in the Plan on the Valuation Date for such quarter, after adjustments are made for distributions, withdrawals, or forfeitures during the quarter, on a time-weighted basis.

                           Prior to January 1, 2000, the Valuation Date was the Anniversary Date (December 31).

                  (b) Employer Stock Fund Investments. Notwithstanding paragraph (a) above, for any portion of a Participant's Accounts that have been invested in Employer Stock pursuant to an election made by the Participant (in accordance with the terms and conditions of the Plan), then any income, expense, gain or loss earned or incurred with respect to such investment shall be allocated daily on a share accounting basis.

                  (c) Self-Directed Investment Accounts. Subject to paragraph (b) above, for a Participant's Self-Directed Investment Accounts that are invested under Section 7.3 of the Plan, any income, expense, gain, or loss earned or incurred with respect to such investment (consistent with any rules of the corresponding Investment Funds (as defined in Section 7.3)) shall be allocated solely to the corresponding Accounts of the Participants daily on a share accounting basis.

SECTION 6         LIMITATIONS ON CONTRIBUTIONS AND ALLOCATIONS.
                  --------------------------------------------

         6.1      Limitation on Annual Additions.

         Notwithstanding the provisions of Section 5, the annual addition to a Participant's accounts under this and any other defined contribution plans maintained by the Employer shall not exceed for any limitation year an amount equal to the lesser of (i) $30,000, as adjusted under Section 415(d) of the Code, or (ii) 25 percent of the Participant's Total Compensation for such limitation year.

         The defined benefit dollar limitation shall be $90,000, as adjusted under Section 415(d) of the Code.

         For purposes of this Section 6.1, and, prior to January 1, 2000, the following Section 6.2, the "Annual Addition" to a Participant's accounts means the sum of (i) the Employer Contributions and Employee Forfeitures credited to a Participant's accounts with respect to a limitation year, plus (ii) the Participant's total Voluntary Contributions for that year. The $30,000 and $90,000 limitations referred to shall, for each limitation year ending after 1988, be automatically adjusted by multiplying such limit by the cost of living adjustment factor prescribed by the Secretary of the Treasury under Section 415(d) of the Code in such manner as the Secretary shall prescribe. The new limitation will apply to limitation years ending within the calendar year of the date of the adjustment. Notwithstanding the foregoing, if the special limitations on annual additions described in Section 415(c)(6) of the Code applies, the limitations described in this section shall be adjusted accordingly.

         A "limitation year" means each 12 consecutive month period beginning January 1.

         6.2      Coordinated Limitation with Other Plans.

         Section 6.2 does not apply for limitation years beginning on or after January 1, 2000. Prior to January 1, 2000, the following was applicable.

         Aside from the limitation prescribed by Section 6.1 with respect to the annual addition to a Participant's accounts for any single limitation year, if a Participant ever participated in one or more defined benefit plans maintained by an Employer, then the annual additions to his accounts was limited on a cumulative basis so that the sum of his defined contribution plan fraction and his defined benefit plan fraction did not exceed one. For this purpose:

                  (a) A Participant's defined contribution plan fraction with respect to a Plan Year was a fraction, the numerator of which was the sum of the annual additions to his accounts under all the defined contribution plans (whether or not terminated) maintained by the Employer for the current and all prior limitation years (including the annual additions attributable to the Participant's nondeductible employee contributions to all defined benefit plans (whether or not terminated) maintained by the Employer, and the annual additions attributable to all welfare benefit funds, individual medical accounts, and simplified employee pensions maintained by the Employer), and the denominator of which was the sum of the maximum aggregate amounts for the current and all prior limitation Years of Service with the Employer.

                  (b) A Participant's defined benefit plan fraction with respect to a limitation year was a fraction, the numerator of which was the sum of the Participant's projected annual benefits under all the defined benefit plans (whether or not terminated) maintained by the Employer, and the denominator of which was the lesser of (i) 125 percent of the dollar limitation determined for the limitation year under Sections 415(b)(1)(A) and (d) of the Code, or (ii) 140 percent of the Participant's average Total Compensation during his highest-paid three consecutive limitation years, including any adjustments under
         Section 415(b)(5) of the Code.

                           In the case of a Participant who has separated from Service, the Participant's highest average Total Compensation was automatically adjusted by multiplying such compensation by the cost of living adjustment factor prescribed by the Secretary of the Treasury under Section 415(d) of the Code in such manner as the Secretary prescribed. The adjusted amount is applied to the limitation years ending within the calendar year of the date of the adjustment.

                           The maximum aggregate amount in any limitation year was the lesser of (i) 125 percent of the dollar limitation under
         Section 415(c)(1)(A) of the Code after adjustment under Section 415(d), or (ii) 35 percent of the Participant's Total Compensation for such year.

         6.3      Effect of Limitations.

         The Committee shall take whatever action may be necessary from time to time to assure compliance with the limitations set forth in Section 6.1, and, prior to January 1, 2000, also Section 6.2. Specifically, the Committee shall see that each Employer restricts its contributions for any Plan Year to an amount which, taking into account the amount of available Forfeitures, may be completely allocated to the Participants consistent with those limitations. Where the limitations would otherwise be exceeded by any Participant, further allocations to the Participant shall be curtailed to the extent necessary to satisfy the limitations. Where an excessive amount is contributed on account of a mistake as to one or more Participants' compensation, or there is an amount of Forfeitures which may not be credited in the Plan Year in which it becomes available, the amount shall be held in a Suspense Account to be allocated in lieu of any Employer Contributions in future years until it is eliminated, and to be returned to the Employer if it cannot be credited consistent with these limitations before the termination of the Plan.

SECTION 7         INVESTMENTS.
                  -----------

         7.1      General Fund.

         A Participant's Accounts, other than his Self-Directed Investment Accounts, will be invested in a "General Fund," established under the Trust. A Participant's Self-Directed Investment Accounts will be invested pursuant to directions of the Participant in accordance with Section 7.3; provided, however, that, if a Participant does not provide an investment direction with respect to those accounts, then his Self-Directed Investment Accounts will be invested in a certificate of deposit (which may be issued by the Company or one of its affiliates) until the Participant provides a written investment direction.

         The Trustee shall have full power and authority to receive, collect, receipt for, hold, manage, and care for all amounts paid and contributed to the General Fund, and the proceeds thereof, and the income and profits therefrom, as a single fund, and to invest and reinvest the same, pursuant to the provisions of Section 12.3. The Trustee may invest in "qualifying employer real property" and "qualifying employer securities" as defined in Section 407(d)(4) and (5) of ERISA, including Employer Stock. Notwithstanding the foregoing, on and after the Master Trust Effective Date, the Trustee shall invest the General Fund as directed by the Committee.

         7.2 Participant Direction of Assets from General Fund into Employer Stock Fund.

                  (a) Effective on July 1, 1989, the Trustee was expressly authorized to receive from each Participant on an annual basis an irrevocable election directing the Trustee to have all or a part of the vested portion of each such Participant's assets in the General Fund to be invested in Employer Stock. A Participant's initial election required a minimum investment of $250.

                           Effective with the Plan Year beginning on July 1, 1992, this annual election was rescinded. However, any investments in Employer Stock and any directions for investment made prior to the Plan Year beginning on July 1, 1992 shall continue to be valid and shall not be affected.

                           Effective with the Plan Year beginning on January 1, 1997, a Participant may direct the Trustee to sell all or a portion of his Employer Stock, with the amount received transferred into the General Fund. The Trustee shall have the option to purchase this Employer Stock from General Fund assets, or sell it; provided, however, that this option shall be at the direction of the Committee on and after the Master Trust Effective Date.

                           The net income from Employer Stock investments in the Employer Contribution Account shall be invested primarily in Employer Stock and such cash or short term investments as the Trustee (as directed by the Committee on and after the Master Trust Effective Date) shall deem necessary to meet any contingencies.

         7.3      Self-Directed Investment Accounts.

                  (a) As directed by the Committee, the Trustee will maintain, within the Trust, at least three separate diversified collective funds or mutual funds (exclusive of an Employer Stock Fund) with distinct risk and return characteristics. Such funds, in addition to any other investment options permitted under the Plan for the Participants' Self-Directed Accounts are referred to collectively as the "Investment Funds." A Participant may self-direct the investments of his Self-Directed Investment Accounts among the Investment Funds in the proportions directed by the Participant in accordance with the procedures set forth in this Section 7.3, the Trust and Plan rules as promulgated by the Committee from time to time ("Plan Rules"). Any such action on behalf of the Participant shall constitute a self-directed investment direction to the Committee and the

         Trustee as to the investment of such accounts pursuant to section 404(c) of ERISA and the regulations thereunder.

                  (b) Notwithstanding any other provision of the Plans or Trust to the contrary, investment activity in any or all Investment Funds may be suspended, or special rules or restrictions may be imposed in a uniform application, for any period necessary in connection with:

                           (i) the establishment or termination of any Investment Fund,

                           (ii) the receipt by the Trustee from, or transfer by the Trustee to, another trust that forms a part of another qualified retirement plan pursuant to Sections 4.2(c) or 13.3A, or

                           (iii) such other circumstances determined by the Committee or the Trustee as making such suspension, special rules or restrictions necessary or appropriate.

                  (c) Each Participant may direct the manner in which the assets allocated to his Self-Directed Investment Accounts will be invested among the Investment Funds. Investment directions must be made in accordance with the Plan Rules and in connection with the Participant's enrollment in the Plan.

                  (d) A Participant may direct a change in the manner in which future contributions credited to his Self-Directed Investment Accounts will be invested among the Investment Funds. Such directions must be made in accordance with Plan Rules, and will be implemented as soon as practicable on or after the date on which a properly completed direction is submitted by the Participant.

                  (e) Contributions made prior to a date on which an investment direction is made by a Participant may be invested in an Investment Fund that consists primarily of short-term investments (such as a money market fund) until such date, at which time the Participant's Self-Directed Investment Accounts will be invested in the appropriate Investment Fund or funds in accordance with the Participant's directions. If a Participant does not provide any investment direction for his Self-Directed Investment Accounts, then such accounts shall be invested as indicated in Section 7.1.

                  (f) A Participant may direct the transfer of his Self-Directed Investment Accounts among the Investment Funds (in whole multiples of one percent) in accordance with the Plan Rules, which shall allow for such transfers no less frequently than at least once every three (3) month period. Any such transfer will be effective as soon as administratively practicable on or following the first business day on which the Committee or Trustee receives a properly completed direction from the Participant in accordance with the Plan Rules.

         7.4 Designation of Plan and Trust as an ERISA Section 404(c) Plan. It is the intent of the Employers that, notwithstanding any provision in the Plan or Trust to the contrary, the Plan and Trust shall constitute a plan described in Section 404(c) of ERISA and the corresponding regulations (29 C.F.R. ss.2550.404c 1 and 2) issued by the United States Department of Labor (the "404(c) Regulations") with respect to Participants' Self-Directed Investment Accounts. The Plan and Trust shall be administered in compliance with the 404(c) Regulations and, accordingly, Participants and Beneficiaries shall be provided, to the extent required under the 404(c) Regulations, with the requisite information including, but not limited to:

                  (a) A statement that the Plan and Trust are intended to be such a plan and that the fiduciaries may therefore be relieved of liability for any losses which are the direct and necessary result of investment instructions given by the Participants or Beneficiaries;

                  (b) A description of the Investment Funds available under the Trust, including a general description of each Fund's objectives, risk and return characteristics and the type and diversification of assets comprising the Fund's investment portfolio;

                  (c) An identification of any designated investment managers of the Investment Funds;

                  (d) A description of the procedures on how and when investment instructions may be given and that voting, tender and similar direction rights (collectively referred to herein as "Shareholder's Rights") may be passed through to the Participants and Beneficiaries with respect to the Employer Stock Fund and, in the discretion of the Committee, the other Investment Funds;

                  (e) A description of any transaction fees which may be charged to the Plan Accounts in connection with the Investment Funds;

                  (f) The name, address and telephone number of the fiduciary from whom the Participant or Beneficiary can obtain, upon request, the information described in paragraph (b)(2)(i)(B)(2) of the 404(c) Regulations pertaining to expenses of the Investment Funds, copies of applicable prospectuses, financial statements and reports, listing of assets comprising the portfolio of an Investment Fund (other than a mutual fund);

                  (g) A copy of the most recent prospectus of an Investment Fund immediately following the initial investment of a Participant or Beneficiary, but only if the Investment Fund is subject to the Securities Act of 1933 or the Investment Advisers Act of 1940;

                  (h) After the investment direction of a Participant or Beneficiary is implemented, any materials provided to the Plan or Trust relating to the exercise of Shareholder's Rights which correspond, and are incidental, to a Plan Account of an ownership interest in the Employer Stock Fund, but only to the extent that such rights exist and are derived from an Investment Fund election hereunder, and a description of or reference to the Trust provisions relating to the exercise of such rights;

                  (i) A description of the annual operating expenses which reduce the rate of return of each designated investment alternative, and the aggregate amount of such expenses expressed as a percentage of the average net assets;

                  (j) Copies of any prospectuses, financial statements and reports relating to the investment alternatives;

                  (k) For Investment Funds that are not mutual funds, a list of the assets comprising the portfolio of the fund, the value of each asset, and where there is a fixed rate investment contract issued by a bank, savings and loan or insurance company, the name of the issuer of the contract, the contract's term and the rate of return; and

                  (l) Information concerning the value of shares in available investment alternatives, including past and current investment performance, as well as information concerning investment alternatives held in the account of the Participant or Beneficiary.

         7.5      Special Employer Stock Fund Provisions. The provisions of this
Section 7.5 will be operative for applicable Participants if an Employer Stock Fund is offered as an Investment Fund under Section 7.3 of the Plan. Within a reasonable time prior to each annual or special meeting of shareholders of the Company, the Committee shall send to each Participant a copy of the proxy soliciting material (including an annual report) for the meeting, together with a form requesting instructions to the Trustee on how to vote the proportional number of shares of Employer Stock (and any fractional share thereof) attributable to the Participant's interest in the Employer Stock Fund. Upon receipt of such instruction, the Trustee shall vote such shares to the extent possible to reflect the direction of such Participants. The Trustee shall vote the Employer Stock attributable to each Participant's interest in the Employer Stock Fund for which the Trustee does not receive voting instructions in the same proportion as the Trustee votes the shares of Employer Stock which are attributable to Participants' interests in the Employer Stock Fund for which the Trustee receives voting instructions. To the extent not otherwise furnished in accordance with the foregoing provisions of this Section 7.5, the Company shall furnish the Trustee and each Participant with notices and information statements when voting rights are to be executed in a time and manner that comply with applicable law and the provisions of the Company's charter and bylaws generally applicable to shareholders. Notwithstanding any provision to the contrary, if a tender or exchange offer is made for a majority of the outstanding shares of Employer Stock, a Participant shall direct the Trustee as to the disposition of the proportional number of shares of Employer Stock attributable to his interest in the Employer Stock Fund. If a Participant does not direct the Trustee as to the disposition of the Employer Stock attributable to his Employer Stock Fund within the time specified, such Participant shall be deemed to have timely instructed the Trustee not to tender or exchange such shares of Employer Stock.

         Additionally, information relating to the purchase, holding and sale of Employer Stock and the exercise of Shareholder Rights with respect to such Employer Stock by Participants shall be maintained in accordance with procedures designed by the Committee or the Trustee to safeguard the confidentiality of such actions by the Participant, except to the extent necessary to comply with federal or state laws. The Committee shall designate a fiduciary who is responsible for insuring that the confidentiality procedures are sufficient to safeguard the confidentiality of such information, that the confidentiality procedures are being followed and that, if necessary, an independent fiduciary shall be appointed to carry out the confidentiality procedures if there is a potential for undue influence upon Participants with regard to the direct or indirect exercise of Shareholders' Rights.

         7.6      Restrictions on Insider Transactions.

         Notwithstanding any other provisions in the Plan to the contrary, transactions involving the purchase or sale of Employer Stock hereunder (including an investment election in the Employer Stock Fund) by Participants who are deemed to be insiders within the meaning of Section 16 of the Securities Exchange Act of 1934 shall also be restricted, to the extent required under
Section 16-b of such act and the rules and regulations promulgated thereunder.

         Under SEC Rule 16-b, if such transaction is deemed to be a "Discretionary Transaction," then the Participant may not engage in the transaction unless: (1) with respect to an acquisition of Employer Stock (or an interest in an Employer Stock Fund), it is made pursuant to an election made by the Participant that is effectuated at least six months following the date of the most recent disposition of Employer Stock (or an interest in an Employer Stock Fund) made at the election of a Participant under any plan of an Employer or (2) with respect to a disposition of Employer Stock (or an interest in an Employer Stock Fund), it is made pursuant to an election made by the Participant that is effectuated at least six months following the date of the most recent acquisition of Employer Stock (or an interest in an Employer Stock Fund) made at the election of a Participant under any plan of an Employer. A Discretionary Transaction is one that meets all of the following requirements: (a) the transaction is made at the discretion of the Participant, (b) the transaction is not made in connection with the Participant's death, retirement, disability or termination of employment, (c) the transaction is not required to be made by the Participant under the Code and (d) the transaction results in either a transfer between Plan investments involving the Employer Stock Fund or the disposition of Employer Stock at the discretion of the Participant.

SECTION 8         VESTING.
                  -------

         8.1      Vesting Schedule.

                  (a) Employer Contribution Account for Employer Matching Contributions and Employer Discretionary Contributions.

                           Upon termination of employment for any reason other than death, Disability, or attainment of the Plan's Early Retirement age, a Participant's Vested (nonforfeitable) portion of his assets in the Employer Contribution Account maintained for Employer Matching and Employer Discretionary Contributions shall be a percentage based on his Years of Service as determined by the following schedule, and subject to the provisions in the balance of this Section 8:

                                              Vesting Schedule
                              Vesting Years              Percent Vested Interest

                            Less than 3 years                          0%
                                   3                                  20%
                                   4                                  40%
                                   5                                  60%
                                   6                                  80%
                              7 or more years                        100%

                           Notwithstanding the foregoing, the following vesting schedule will apply for any Participant who terminates employment (for any reason other than death, Disability or attainment of the Plan's Early Retirement Age) on or after July 1, 2001:

                              Vesting Years              Percent Vested Interest

                            Less than 2 years                          0%
                                   2                                  20%
                                   3                                  40%
                                   4                                  60%
                                   5                                  80%
                                   6                                 100%

                  (b) Accounts for Qualified Matching Contributions, Qualified Non-elective Contributions, Elective Deferral Contributions, Employee Voluntary Contributions, Employee Rollover Contributions, and Employee Merged Plan Contributions.

                           These Accounts are not subject to the Vesting
         Schedule in Section 8.1(a), and shall be 100% vested and not forfeitable for any reason.

         8.2      Computation of Vesting Years.

         For purposes of this Plan, a "Vesting Year" means each 12-month period beginning January 1, in which an Employee has at least 1,000 Hours of Service, beginning with his initial Service with any Employer and including certain Service with other employers as provided in the definition of "Service". However, a Participant's Vesting Years shall be computed subject to the following conditions and qualifications:

                  (a) A Participant's Vested interest in his Account accumulated before a Break in Service shall be determined without regard to any Service after the Break. Further, if a Participant has a Break in Service before his interest in his Account has become Vested to some extent, he shall lose credit for any Vesting Year before the Break.

                  (b) Unless otherwise specifically excluded, a Participant's Vesting Years shall include any period of active military duty to the extent required by the Military Selective Service Act of 1967 (38 U.S.C. Section 2021).

         8.2A     Recognition of Service under the Northwestern Plan.

         Solely with respect to Former Northwestern Participants, such period or periods of employment shall include any period or periods previously credited to that Employer under the Northwestern Plan.

         8.3      Full Vesting upon Certain Events.

         Notwithstanding Section 8.1(a), a Participant's interest in his Account shall be fully vested on the Participant's Normal Retirement Date, provided the Participant is in Service on or after that date. The Participant's interest shall also fully vest in the event that his Service is terminated by Early Retirement, Disability, or death.

         8.4      Full Vesting upon Plan Termination.

         Notwithstanding Section 8.1(a), a Participant's interest in his Account shall fully vest if he is in active Service upon termination of this Plan or upon the permanent and complete discontinuance of contributions by his Employer. In the event of a partial termination, the interest of each Participant who is in Service shall fully vest with respect to that part of the Plan which is terminated.

         8.5      Forfeiture, Repayment, and Restoral.

         If a Participant's Service terminates before his interest in his Account is fully Vested, that portion which has not Vested shall be forfeited when he has a 1-Year Break in Service. In the case of a terminated Participant who does not receive a distribution of his entire Vested interest and whose Service resumes before a Break in Service occurs, any undistributed Vested balance from his prior participation shall be maintained as a fully Vested sub-account with his Account.

         If any former Participant shall be reemployed by an Employer before a Break in Service has occurred, and such former Participant has received a distribution of all his Vested Account in the Plan, the unvested portion of his Account shall be reinstated to a Forfeiture Subaccount established in his name if he repays the full amount distributed to him within the earlier of five years after the first date on which he is reemployed by an Employer or the close of the first period of five consecutive 1-Year Breaks in Service commencing after the distribution. If a Participant who has not received a distribution of his Account is reemployed by an Employer before a Break in Service has occurred, any amounts previously forfeited shall be restored to a Forfeiture Subaccount established in his name. In either case, when the Participant subsequently terminates employment, the vested portion of his Forfeiture Subaccount shall be determined under the preceding provisions of this Section 8.

         8.6      Accounting for Forfeitures.

         A Forfeiture shall be charged to the Participant's Account as of the first Plan Year in which there is a 1-Year Break in Service. Except as otherwise provided in Section 8.5, a Forfeiture shall be first used to reinstate any previously forfeited account balances of former Participants, if any, with the remaining Forfeitures, if any, allocated to the Active Participants, pursuant to
Section 5.2.

         8.7      Vesting and Nonforfeitability.

         A Participant's interest in his Account which has become Vested shall be nonforfeitable for any reason except as otherwise required under applicable law. Notwithstanding the foregoing, if all, or any portion, of the distribution payable to a Participant or his Beneficiary hereunder shall, after a Break in Service, remain unpaid solely by reason of the Plan Administrator, after sending a registered letter, return receipt requested, to the last known address, and after diligent effort to ascertain the whereabouts of such Participant or his Beneficiary, the amount so distributable shall be treated as a Forfeiture pursuant to the Plan. In the event that the Participant or Beneficiary is located subsequent to his distributable amount being treated as a Forfeiture, such benefit shall be restored unadjusted for earnings or losses.

SECTION 9         PAYMENT OF BENEFITS.
                  -------------------

         9.1      Upon Termination of Employment.

         Participant whose Service ends for any reason shall receive the Vested portion of his Account in a single payment. During the period beginning on July 1, 1999 and ending on December 31, 2000, a Participant received the Vested portion of his Account in either: (i) a single payment; or (ii) in installments. Prior to July 1, 1999, installment payments were limited to a period not to exceed ten years.

         Pursuant to Section 401(a)(31) of the Code, effective January 1, 1993, if a Participant elects to receive the distribution in a single payment, payment may be made either to the Participant or to an Eligible Retirement Plan as a Direct Rollover.

         A terminated Participant shall receive information from the Committee pertaining to his distribution options and the tax consequences of the distribution. Pursuant to Section 401(a)(31) of the Code and the regulations thereunder, the distribution shall not be made until at least 30 days have elapsed after the Participant has been advised of his distribution options, unless the Participant waives this 30-day period in writing. If the Participant has not attained the Plan's Normal Retirement age, the Participant may elect to wait to receive his benefits until he becomes age 65 (subject to Section 9.7).

         A Participant may modify his distribution election at any time, provided any new benefit payment date is at least 30 days after a modified election is delivered to the Committee, unless the Participant waives this 30-day period in writing.

         A Participant's benefits shall be calculated based on the most recent Valuation Date before the date of payment.

         9.1A     Protected Benefits for Former Northwestern Participants.

         Prior to January 1, 2001, former Northwestern Participants and, in addition to the optional forms of payment available under Section 9.1 of the Plan, elect to receive the value of their Account (accrued through June 30, 1996 or, if later, the date the Northwestern Plan is merged into the Plan), as follows: (i) over a period certain in monthly, quarterly, semiannual, or annual cash payments, which shall not extend beyond the Participant's life expectancy (or the life expectancy of the Participant and his designated Beneficiary) or
(ii) in a nontransferrable annuity contract for a term certain (with no life contingencies).

         9.2      Upon Death of Participant.

         A distribution will be made to a Beneficiary in a lump payment as soon as practicable following the death of a Participant. The Beneficiary of a Participant shall first receive information from the Committee pertaining to the tax consequences of the distribution.

         Pursuant to Section 401(a)(31) of the Code, effective January 1, 1993, if the Beneficiary is a surviving Spouse, the distribution is an Eligible Rollover Distribution, and payment may be made either to the Spouse, or to the surviving Spouse's IRA as a Direct Rollover. If the Beneficiary is an alternate payee spouse or former spouse, the distribution is an Eligible Rollover Distribution, and payment may be made either to the alternate payee spouse or former spouse, or to an Eligible Retirement Plan of the alternate payee spouse or former spouse as a Direct Rollover.

         If the distribution is an Eligible Rollover Distribution, pursuant to
Section 401(a)(31) of the Code and the regulations thereunder, the distribution shall not be made until at least 30 days have elapsed after the Beneficiary has been advised of his distribution options, unless the Beneficiary waives this 30-day period in writing.

         A Beneficiary's benefits shall be calculated based on the most recent Valuation Date before the date of payment.

         9.3      Upon Attainment of Age 70 1/2.

         Distributions must commence to a terminated Participant no later than the April 1 following the calendar year in which the Participant attained age 70 1/2.

         A Participant who is in Service upon attainment of age 70 1/2, and who owns more than 5% of the Employer Stock, shall commence to receive minimum distribution payments by April 1 of the calendar year following the calendar year in which the Participant attained age 70 1/2.

         For required distributions under Section 401(a)(9) of the Code after a Participant attains age 70-1/2, the Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Code in accordance with regulations under Section 401(a)(9) that were proposed on January 17, 2001, notwithstanding any provision of the Plan to the contrary. The foregoing sentence shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under Section 401(a)(9) of the Code or such other date as may be specified in guidance published by the Internal Revenue Service.

         9.4      In-Service Distributions.

                  (a)      Non-deductible Voluntary Contribution Distribution.

                           A distribution from a Non-deductible Voluntary Contribution Account may be made at any time.

                  (b)      Hardship Distribution.

         A hardship distribution may be made from the Account of a Participant subject to the following limitations:

                           (i) A hardship distribution shall be limited to the amount which is necessary to satisfy an immediate and heavy financial need of the Participant. The amount of an immediate and heavy financial need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution.

                           (ii) A distribution may be made to satisfy the financial need if the Participant's need:

                                    (I)     Cannot be met through reimbursement
                           or compensation by insurance or otherwise; or

                                    (II)    Cannot be met by liquidation of the
                           Participant's assets;  or

                                    (III)   Cannot be met by cessation of
                           Elective Deferral  Contributions  under the Plan;
                           or

                                    (IV)    Cannot be met by other distributions
                           or nontaxable (at the time of the loan) loans from plans maintained by an Employer or any other employer; or

                                    (V)      Cannot be met by borrowing from
                           commercial sources on reasonable commercial terms, in an amount sufficient to satisfy the need.

                           (iii) A hardship distribution may be made for one of the following purposes:

                                    (I)     to pay medical expenses incurred by
                           the Participant, the Participant's Spouse, or any dependents of the Participant;

                                    (II)    costs  directly  related  to the
                           purchase of a principal residence for the Participant (excluding mortgage payments);

                                    (III)   payment of tuition and related
                           educational fees for the next 12 months of post-secondary education for the Participant, the Participant's Spouse, children, or dependents;

                                    (IV)    payments necessary to prevent
                           eviction of the Participant from the Participant's principal residence or foreclosure on the mortgage of that residence; or

                                    (V)     because of other events approved by
                           the Secretary of the Treasury or his delegate.

                           (iv) A hardship distribution may not be in excess of the amount needed to satisfy the immediate and heavy financial need.

                           (v)      For plan years beginning after
                  December 31, 1988, any hardship distribution from the Participant's Elective Deferral Account must be limited to the distributable amount. The distributable amount is equal to the Participant's total Elective Deferral Contributions as of the date of distribution, reduced by the amount of previous hardship distributions, plus income earned on Elective Deferrals which were credited to the Participant's Elective Deferral Account as of June 30, 1989. A hardship withdrawal may not include amounts attributable to Qualified Non-elective Contributions or Qualified Matching Contributions.

                                    Upon the receipt of a hardship distribution
                  from an Elective Deferral Account, a Participant is prohibited from making Elective Deferrals and Voluntary (including qualified plans, nonqualified plans and any employee stock purchase plans) Contributions to this Plan and all other plans maintained by the Employer for at least 12 months. However, this prohibition to making contributions to other plans does not include a health or welfare benefit plan, including one which is part of a cafeteria plan, pursuant to Section 125 of the Code.

                  (c)      Upon Attainment of Age 59 1/2.

                           Effective with the Plan Year beginning on January 1, 1997, a Participant who has attained the age of 59 1/2 may withdraw all or any part of the balance in his Account.

                  (d)      Rollover Accounts

                           For Plan Years beginning on or after January 1, 2001, a Participant may withdraw all or any part of his Rollover Account.

         9.5      Type of Payment.

         This Section 9.5 applies to distributions made on or after January 1, 1993, pursuant to Section 401(a)(31) of the Code and the regulations thereunder.

                  (a)      Direct Rollover.

                           Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this section, a Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution processed as a Direct Rollover and paid directly to an Eligible Retirement Plan selected by the Distributee.

                  (b)      Payment to Participant or Beneficiary.

                           If a distribution is an Eligible Rollover
         Distribution, and the Participant or Beneficiary elects to have payment made to himself, then the distribution will be subject to mandatory 20% federal income tax withholding, unless the distribution is less than $200 or consists solely of Employer Stock and $200 or less in cash.

         9.6      Form of Payment.

                  (a)      Cash or "In Kind".

                           Distributions shall be made in cash or, if there are investments in non-cash accounts, distributions may be made, at the election of the Distributee, in cash and/or in kind.

                  (b)      Employer Stock.

                           Notwithstanding the foregoing in Section 9.6(a), any earmarked investments in Employer Stock shall be distributed, to the greatest extent possible, in the form of whole shares of Employer Stock, provided that Employer Stock is readily tradable on an established securities market at the time of distribution.

         9.7      Timing of Distribution.

         Pursuant to Section 401(a)(31) of the Code and the regulations thereunder, effective January 1, 1993, a Participant or Beneficiary shall be notified of all distribution options at least 30 days prior to making a distribution election, unless the Participant waives this 30-day period in writing.

         If the value of a Participant's Vested assets exceeds $5,000, the Participant must consent to the distribution in writing. However, the consent of the Participant shall not be required to satisfy the commencement of minimum required distributions, pursuant to Section 401(a)(9) of the Code.

         Unless the Participant elects otherwise, distribution of benefits shall begin no later than the 90th day after the close of the Plan Year in which the Participant attains age 65.

         A Participant's Vested assets are immediately distributable, subject to the requirements of Section 401(a)(31) of the Code, if they do not exceed $5,000. Payment will be made to the Participant or Beneficiary if a Direct Rollover election has not been received within 90 days after notification of such election was provided to the Participant, but not before 30 days unless the Participant waives the 30-day requirement in writing.

         Prior to the Plan Year beginning on January 1, 1998, if the value of a Participant's Vested assets exceeded (or at the time of any prior distribution exceeded) $3,500 at the time of any distribution, the Participant had to consent to the distribution in writing. A Participant's Vested assets were immediately distributable, subject to the requirements of Section 401(a)(31) of the Code, if they did not exceed $3,500.

         9.8      Deemed Distribution.

         For purposes of this section, if a Participant terminates service and the value of the Participant's vested account balance is zero, the Participant shall be deemed to have received a distribution of such vested account balance.

         9.9      Qualified Domestic Relations Order.

         Under a QDRO, the following shall be applicable:

                  (a) The alternate payee may receive a payment of benefits under this Plan in accordance with the distribution options described in Section 9.

                  (b) The alternate payee may receive a payment of benefits under this Plan prior to the Normal Retirement age if the QDRO specifically provides for such earlier payment. If the present value of the payment exceeds $5,000, the alternate payee must consent in writing to such distribution.

                           Prior to the Plan Year beginning on January 1, 1998, if the present value of the payment exceeded $3,500, the alternate payee had to consent in writing to such distribution.

                  (c) Upon receipt of an order which appears to be a domestic relations order, the Committee will promptly notify the Participant and each alternate payee of the receipt of the order, and provide them with a copy of the procedures established by the Plan for determining whether the order is a QDRO. While the determination is being made, a separate accounting will be made with respect to any amounts which would be payable under the order.

         If the Committee or a court determines that the order is a QDRO, within 18 months after receipt, the Committee will begin making payments, including the separately accounted for amounts, pursuant to the order when required or as soon as administratively practical.

         If the Committee or court determines that the order is not a QDRO, or if no determination is made within 18 months after receipt, then the separately accounted for amounts will be either restored to the Participant's account or distributed to the Participant, as if the order did not exist. If the order is subsequently determined to be a QDRO, such determination shall be applied prospectively to payments made after the determination.

         9.10     Beneficiary Designation.

         Each Participant shall designate the person, persons, or entity to receive benefits payable under the Plan upon the death of the Participant.

         No election by a married Participant of a primary Beneficiary who is not the Participant's Spouse shall be valid unless the election is accompanied by the Spouse's written consent, which

                  (a)      must acknowledge the effect of the election,

                  (b) must explicitly provide either that the designated Beneficiary may not subsequently be changed by the Participant without the Spouse's further consent, or that it may be changed without such consent, and

                  (c) must be witnessed by the Committee, its representative, or a notary public. (This requirement shall not apply if the Participant establishes to the Committee's satisfaction that the Spouse may not be located.)

         9.11     Marital Status of Participant.

         The Committee shall from time to time take whatever steps it deems appropriate to keep informed of each Participant's marital status. Each Employer shall provide the Committee with the most reliable information in the Employer's possession regarding its Participants' marital status, and the Committee may, in its discretion, require a notarized affidavit from any Participant as to his marital status.

         The Committee, the Plan, the Trustee, and the Employers shall be fully protected and discharged from any liability to the extent of any benefit payments made as a result of the Committee's good faith and reasonable reliance upon information obtained from a Participant and his Employer as to his marital status.

         9.12     Protected Benefits.

         In the event the assets and/or liabilities of another plan are merged, transferred, or consolidated with this Plan, all protected benefits, as described in Section 411(d)(6)(A) of the Code, early retirement benefits, retirement-type subsidies, and optional forms of benefit shall be preserved for those assets merged, transferred, or consolidated with this Plan to the extent required by Section 411(d)(6) of the Code and the regulations thereunder.

         9.13     Distribution of Assets Transferred from Money Purchase
                  Pension Plan.

         Effective with the Plan Year beginning on July 1, 1995, notwithstanding any provision of this Plan to the contrary, to the extent that any optional form of benefit under this Plan permits a distribution prior to the Employee's retirement, death, disability, or severance from employment, and prior to plan termination, the optional form of benefit is not available with respect to benefits attributable to assets (including the post-transfer earnings thereon) and liabilities that are transferred, within the meaning of Section 414(l) of the Internal Revenue Code, to this Plan from a Money Purchase Pension Plan qualified under Section 401(a) of the Code (other than any portion of those assets and liabilities attributable to voluntary employee contributions).

SECTION 10        RULES GOVERNING BENEFIT CLAIMS AND REVIEW OF APPEALS.
                  ----------------------------------------------------

         10.1     Claim for Benefits.

         Any Participant or Beneficiary who qualifies for payment of benefits shall file a claim for his benefits with the Committee on a form provided by the Committee. The claim, including any election of an alternative benefit form, shall be filed at least 30 days before the date on which the benefits are to be begin. If a Participant or Beneficiary fails to file a claim by the 30th day before the date on which benefits become payable, he shall be presumed to have filed a claim for payment for the Participant's benefits in the standard form prescribed in Section 9.

         10.2     Notification by Committee.

         Within 90 days after receiving a claim for benefits (or within 180 days, if special circumstances require an extension of time, and written notice of the extension is given to the Participant or Beneficiary within 90 days after receiving the claim for benefits), the Committee shall notify the Participant or Beneficiary whether the claim has been approved or denied.

         If the Committee denies a claim in any respect, the Committee shall set forth in a written notice to the Participant or Beneficiary:

                  (a)      Each specific reason for the denial;

                  (b) Specific references to the pertinent Plan provisions on which the denial is based;

                  (c) A description of any additional material or information which could be submitted by the Participant or Beneficiary to support his claim, with an explanation of the relevance of such information; and

                  (d) An explanation of the claims review procedures set forth in Section 10.3.

         10.3     Claims Review Procedure.

         Within 60 days after a Participant or Beneficiary receives notice from the Committee that his claim for benefits has been denied in any respect, he may file with the Company a written notice of appeal setting forth his reasons for disputing the Committee's determination. In connection with his appeal, the Participant or Beneficiary or his representative may inspect or purchase copies of pertinent documents and records to the extent not inconsistent with other Participants' and Beneficiaries' rights of privacy.

         Within 60 days after receiving a notice of appeal from a prior determination (or within 120 days, if special circumstances require an extension of time, and written notice of the extension is given to the Participant or Beneficiary and his representative within 60 days after receiving the notice of appeal), the Company shall furnish to the Participant or Beneficiary and his representative, if any, a written statement of the Company's final decision with respect to his claim, including the reasons for such decision and the particular Plan provisions upon which it is based.

         10.4 Limitation on Filing Actions After Denial of Claims. Any lawsuit filed by any person who has had his claim denied under the Plan (including, but not limited to, a Participant, Beneficiary, alternate payee under a QDRO or current or former Employee), must be filed no later than 24 months after the date when he was first informed that his claim under the Plan has been denied.

SECTION 11        ADMINISTRATION OF PLAN.
                  ----------------------

         11.1     Authority of Committee.

         The Committee shall be the "plan administrator" within the meaning of ERISA. The Committee has full discretion to interpret the terms of the Plan, to determine factual questions that arise in the course of administering the Plan, to adopt rules and regulations regarding the administration of the Plan, to determine the conditions under which benefits become payable under the Plan, and to make any other determinations that the Committee believes are necessary and advisable for the administration of the Plan, except to the extent such responsibility and authority are otherwise specifically (i) allocated to the Company, the Employers, or the Trustee under the Plan or the Trust, (ii) delegated in writing to other persons by the Company, the Employers, the Committee, or the Trustee, or (iii) allocated to other parties by operation of law. Any determination made by the Committee shall be final and binding on all parties.

         Prior to the Master Trust Effective Date, the Committee shall have no investment responsibility with respect to the Trust Fund. Thereafter, the Committee's investment responsibility shall be determined in accordance with the terms of the Trust and the Committee shall be responsible for selecting Investment Funds for ERISA 404(c) Investments under the Plan.

         The Committee may delegate all or any portion of its authority to any person or entity.

         In the discharge of its duties, the Committee may employ accountants, actuaries, legal counsel, and other agents (who also may be employed by an Employer or the Trustee in the same or some other capacity) and may pay their reasonable expenses and compensation.

         11.2     Identity of Committee.

         The Committee shall consist of three or more individuals selected by the Company. Any individual, including a director, trustee, shareholder, officer, or employee of an Employer, shall be eligible to serve as a member of the Committee. The Company shall have the power to remove any individual serving on the Committee at any time without cause upon 10 days written notice, and any individual may resign from the Committee at any time upon 10 days written notice to the Company. The Company shall notify the Trustee of any change in membership of the Committee.

         11.3     Duties of Committee.

         The Committee shall keep whatever records may be necessary to implement the Plan and shall furnish whatever reports may be required from time to time by the Company. The Committee shall furnish to the Trustees whatever information may be necessary to properly administer the Trust. The Committee shall see to the filing with the appropriate government agencies all reports and returns required of the Plan Committee under ERISA and other laws.

         11.4     Valuation of Employer Stock.

         If the valuation of any Employer Stock is not established by reported trading on a generally recognized public market, the Committee shall have the exclusive authority and responsibility to determine its value for all purposes under the Plan. Such value shall be determined as of each Valuation Date, and on any other date the Plan purchases or sells such Employer Stock. The Committee shall use generally accepted methods of valuing stock of similar corporations for purposes of arm's length business and investment transactions, and in this connection, the Committee shall obtain, and shall be protected in relying upon, the valuation of such Employer Stock as determined by an independent appraiser experienced in preparing valuations of similar businesses.

         11.5     Compliance with ERISA.

         The Committee shall perform all acts necessary to comply with ERISA. Each individual member or employee of the Committee shall discharge his duties in good faith and in accordance with the applicable requirements of ERISA.

         11.6     Action by Committee.

         All actions of the Committee shall be governed by the affirmative vote of a number of members which is a majority of the total number of members currently appointed, including vacancies. The members of the Committee may meet informally and may take any action without meeting as a group.

         11.7     Execution of Documents.

         Any instrument executed by the Committee shall be signed by any member or employee of the Committee.

         11.8     Adoption of Rules.

         The Committee shall adopt such rules and regulations of uniform applicability as it deems necessary or appropriate for the proper administration and interpretation of the Plan.

         11.9     Responsibilities to Participants.

         The Committee shall determine which Employees qualify to enter the Plan. The Committee shall furnish to each eligible Employee whatever summary plan descriptions, summary annual reports, and other notices and information may be required by ERISA. The Committee also shall determine when a Participant or his Beneficiary qualifies for the payment of benefits under the Plan. The Committee shall furnish to each such Participant or Beneficiary whatever information is required under ERISA (or is otherwise appropriate) to enable the Participant or Beneficiary to make whatever elections may be available pursuant to Section 9, and the Committee shall provide for the payment of benefits in the proper form and amount from
                                       46
the assets of the Trust Fund. The Committee may decide in its sole discretion to permit modifications of elections and to defer or accelerate benefits to the extent consistent with applicable law and the best interests of the individuals concerned.

         11.10    Alternative Payees in Event of Incapacity.

         If the Committee finds at any time that an individual qualifying for benefits under this Plan is a minor or is incompetent, the Committee may direct the benefits to be paid, in the case of a minor, to his parents, his legal guardian, a custodian for him under the Uniform Gifts to Minors Act, or the person having actual custody of him, or, in the case of an incompetent, to his spouse, his legal guardian, or the person having actual custody of him, the payments to be used for the individual's benefit. The Committee and the Trustee shall not be obligated to inquire as to the actual use of the funds by the person receiving them under this Section 11.10, and any such payment shall completely discharge the obligations of the Plan, the Trustee, the Committee, and the Employers to the extent of the payment.

         11.11    Indemnification by Employers.

         Except as separately agreed in writing, the Committee, and any member or employee of the Committee, shall be indemnified and held harmless by the Employers, jointly and severally, to the fullest extent permitted by law against any and all costs, damages, expenses, and liabilities reasonably incurred by or imposed upon it or him in connection with any claim made against it or him or in which it or him may be involved by reason of its or his being, or having been, the Committee, or a member or employee of the Committee, to the extent such amounts are not paid by insurance.

         11.12    Nonparticipation by Interested Member.

         Any member of the Committee who also is a Participant in the Plan shall take no part in any determination specifically relating to his own participation or benefits.

SECTION 12        POWERS AND DUTIES OF PLAN TRUSTEES.
                  ----------------------------------

         12.1     Applicability.

         Prior to the Master Trust Effective Date, the powers and duties of the Plan Trustees shall be determined in accordance with Sections 12.2 through
12.11. On and after the Master Trust Effective Date, the powers and duties of the Plan Trustee shall be determined under the Master Trust and Sections 12.2 through 12.11 of the Plan shall be deleted from the Plan.

         12.2     Appointment of Trustees.

         The Board of Directors of the Company shall appoint a minimum of three individuals to serve as Trustees of the Plan unless the Trustee is a financial institution. The Board of Directors of the Company shall have the right at any time, and from time to time, to remove any Trustee without cause. An individual may resign as a Trustee at any time upon 10 days written notice to the Company.

         12.3     Basic Responsibilities of the Trustees.

         The Trustees shall have the following primary responsibilities:

                  (a) To invest, manage, and control the Plan assets in a manner consistent with Section 7.

                           At the discretion of the Trustees, one or more Investment Managers may be appointed to direct the investment of all or any portion of the Trust Fund. An Investment Manager shall accept the appointment in writing, acknowledging that he is a fiduciary pursuant to Section 401 of ERISA, and certifying his registration under the Investment Advisors Act of 1940 and the Investment Advisor Regulatory Enhancement and Disclosure Act of 1993. The Investment Manager, as a Plan fiduciary, is subject to the fidelity bond requirement of Section 412 of ERISA, and shall furnish evidence that this requirement has been satisfied each Plan Year. The Trustees shall be under no obligation to review or question any investment decision made by the Investment Manager, and shall have no liability for losses sustained with respect to any investments made or retained by the Investment Manager, or for any acts or omissions of the Investment Manager.

                  (b) At the direction of the Committee, to pay benefits to Participants in the Plan and, in the event of their deaths, to their Beneficiaries.

                  (c) To maintain records of all receipts and disbursements, and to furnish to the Employer a written annual report.

         12.4     Investment Powers and Duties.

         The Trustees shall carry out their duties with skill and prudence, giving due regard to any limitations imposed by the Code or ERISA. The Trustees, in addition to all power and authority granted to it under common law, statutory authority, and other provisions of the Plan, shall be empowered:

                  (a) To purchase, or subscribe for, any securities or other property and to retain the same. In conjunction with the purchase of securities, margin accounts may be opened and maintained;

                  (b) To sell, exchange, convey, transfer, grant options to purchase, or otherwise dispose of any securities or other property held by the Trustees, by private contract or at public auction. No person dealing with the Trustees shall be bound to see to the application of the purchase money or to inquire into the validity, expediency or propriety of any such sale or other disposition, with or without advertisement;

                  (c) To vote upon any stocks, bonds, or other securities; to give general or special proxies or powers of attorney with or without power of substitution; to exercise any conversion privileges, subscription rights, or other options, and to make any payments incidental thereto; to oppose, or to consent to, or otherwise participate in, corporate reorganizations or other changes affecting corporate securities, and to delegate discretionary powers, and to pay any assessments or charges in connection therewith; and generally to exercise any of the powers of an owner with respect to stocks, bonds, securities, or other property.

                  (d) To cause any securities or other property to be registered in the Trustees' own name, and to hold any investments in bearer form, but the books and records of the Trustees shall at all times show that all such investments are part of the Trust Fund;

                  (e) To borrow or raise money for the purposes of the Plan in such amount, and upon such terms and conditions, as the Trustees shall deem advisable; and for any sum so borrowed, to issue a promissory note as Trustees, and to secure the repayment thereof by pledging all, or any part, of the Trust Fund; and no person lending money to the Trustees shall be bound to see the application of the money lent or to inquire into the validity, expediency, or propriety of any borrowing;

                  (f) To keep such a portion of the Trust Fund in cash or cash balances as the Trustees may, from time to time, deem to be in the best interests of the Plan, without liability for interest thereon;

                  (g) To accept and retain for such time as the Trustees may deem advisable any securities or other property received or acquired as Trustee hereunder, whether or not such securities or other property would normally be purchased as investments hereunder;

                  (h) To make, execute, acknowledge, and deliver any and all documents of transfer and conveyance and any and all other instruments that may be purchased as investments hereunder;

                  (i) To settle, compromise, or submit to arbitration any claims, debts, or damages due or owing to or from the Plan, to commence or defend suits of legal or administrative proceedings, and to represent the Plan in all suits and legal and administrative proceedings;

                  (j) To employ suitable agents and counsel and to pay their reasonable expenses and compensation, and such agent or counsel may or may not be agent or counsel for the Employer;

                  (k) To apply for and procure from responsible insurance companies, to be selected by the Committee, as an investment of the Trust Fund such annuity, or other Contracts (on the life of any Participant) as the Committee shall deem proper; to exercise, at any time or from time to time, whatever rights and privileges may be granted under such annuity or other Contracts; to collect, receive, and settle for the proceeds of all such annuities or other Contracts as and when entitled to do so under the provisions thereof;

                  (l) To invest funds of the Trust in time deposits or savings accounts bearing a reasonable rate of interest in the Trustees' bank;

                  (m) To invest in Treasury Bills and other forms of United States government obligations;

                  (n) To sell, purchase, and acquire put or call options if the options are traded on and purchased through a national securities exchange registered under the Securities Exchange Act of 1934, as amended, or, if the options are not traded on a national securities exchange, are guaranteed by a member firm of the New York Stock Exchange;

                  (o) To deposit monies in federally insured savings accounts or certificates of deposit in banks or savings and loan associations;

                  (p) To pool all or any of the Trust Fund, from time to time, with assets belonging to any other qualified employee pension benefit trust created by the Employer or an affiliated company of the Employer, and to commingle such assets and make joint or common investments and carry joint accounts on behalf of this Plan and such other trust or trusts, allocating undivided shares or interests in such investments or accounts or any pooled assets of the two or more trusts in accordance with their respective interests;

                  (q) To establish and maintain Investment Funds under the Plan.

                  (r) To do all such acts and exercise all such rights and privileges, although not specifically mentioned herein, as the Trustee may deem necessary to carry out the purposes of the Plan.

         12.5     Duties Regarding Payment of Benefits.

         At the direction of the Committee, the Trustee shall, in accordance with the terms of the Plan, make payment of benefits and expenses from the Trust Fund.

         12.6     Execution of Contracts and Payment of Benefits.

         Execution or endorsement of any contract or check shall require the written approval of any two Trustees acting together.

         12.7     Trustee Expenses.

         The Trustees shall be reimbursed for any necessary expenses, including reasonable fees for legal counsel. Such expenses shall be paid from the Trust Fund, unless the Company elects to pay all or any portion of such expenses. All extraordinary expenses and liabilities, such as the cost of litigation or the payment of adverse claims shall be paid from the Trust Fund. All taxes of any kind that may be levied or assessed under existing or future laws upon, or in respect of, the Trust Fund or the income thereof, shall be paid from the Trust Fund.

         12.8     Trust Fund Annual Report.

         The Trustees shall maintain detailed and accurate records and accounts of all transactions, which shall be available for inspection and audit by any person or persons designated by the Committee. At the direction of the Committee, the Trustees shall submit any valuations, reports, or other information that may be required to the auditors.

         Within a reasonable time following the later of the last day of the Plan Year or receipt by the Trustees of the final Employer Contribution to the Plan, the Trustees shall furnish to the Company and the Committee a written account which shall contain (i) the net income, or loss, of the Trust Fund; (ii) the gains, or losses, realized by the Trust Fund from the sale or other disposition of assets; (iii) the increase, or decrease, in the value of the Trust Fund; (iv) all payments and distributions made from the Trust Fund; and
(v) any additional information that the Company or Committee deems appropriate.

         Upon receipt of the Trust Fund accounting, the Company shall advise the Trustees of its approval or disapproval within thirty days. If no objection has been filed by the Company, or if the account has been adjusted pursuant to agreement between the Company and the Trustees, it shall be deemed to be approved by the Company except as to matters, if any, covered by written objections from the Company. The approval by the Company of any statement of account shall be binding as to all matters embraced therein to the same extent as if the account of the Trustees had been settled by judgment or decree in an action for a judicial settlement of its account in a court of competent jurisdiction in which the Trustees, the Company, and all persons having or claiming an interest in the Plan were parties; provided, however, that nothing herein contained shall deprive the Trustees of having its accounts judicially settled if the Trustees so desire.

         12.9     Audit.

         If an audit of the Plan's records shall be required by ERISA and the regulations thereunder for any Plan Year, the Committee shall direct the Trustees to engage on behalf of all Participants an independent qualified public accountant for that purpose.

         Such accountant shall, after an audit of the books and records of the Plan in accordance with generally accepted auditing standards, within a reasonable period after the close of the Plan Year, furnish to the Committee and the Trustees a report of his audit, setting forth his opinion as to whether any statements or schedules which are required to be filed by Section 103 of ERISA or by the Secretary of Labor with the Plan's annual report, are presently fairly in conformity with generally accepted accounting principles applied consistently.

         All auditing and accounting fees shall be an expense of, and at the election of the Company, paid from, the Trust Fund.

         12.10    Indemnification by Employers.

         Except as separately agreed in writing, the Trustees shall be indemnified and held harmless by the Employers, jointly and severally, to the fullest extent permitted by law against any and all costs, damages, expenses, and liabilities reasonably incurred by or imposed upon them in connection with any claim made against them or in which they may be involved as Trustees, to the extent such amounts are not paid by insurance or attributable to the Trustee's gross negligence or willful misconduct.

         12.11    Nonparticipation by Interested Member.

         Any Trustee who also is a Participant in the Plan shall take no part in any determination specifically relating to his own participation or benefits, unless his abstention would leave the other Trustees incapable of acting on the matter.

SECTION 13        AMENDMENT AND TERMINATION OF PLAN.
                  ---------------------------------

         13.1     Adoption of Plan by Other Employers.

         With the consent of the Company, any entity may become a participating Employer under the Plan by (i) taking such action as shall be necessary to adopt the Plan, and (ii) executing and delivering such instruments and taking such other action as may be necessary or desirable to put the Plan into effect with respect to the entity's Employees.

         13.2     Adoption of Plan by Successor.

         In the event that any Employer shall be reorganized by way of merger, consolidation, transfer of assets or otherwise, so that an entity other than an Employer shall succeed to all or substantially all of the Employer's business, the successor entity may be substituted for the Employer under the Plan by adopting the Plan. Contributions by the Employer shall be automatically suspended from the effective date of any such reorganization until the date upon which the substitution of the successor entity for the Employer under the Plan becomes effective. If, within 90 days following the effective date of any such reorganization, the successor entity shall not have elected to become a part to the Plan, or if the Employer shall adopt a plan of complete liquidation other than in connection with a reorganization, the Plan shall be automatically terminated with respect to Employees of the Employer as of the close of business on the 90th day following the effective date of the reorganization, or as of the close of business on the date of adoption of a plan of complete liquidation, as the case may be.

         13.3     Right to Amend or Terminate.

         The Company intends to continue this Plan as a permanent program. However, each participating Employer separately reserves the right to suspend, supersede, or terminate the Plan at any time and for any reason, as it applies to that Employer's Employees, and the Company reserves the right to amend, suspend, supersede, merge, consolidate, or terminate the Plan at any time and for any reason, as it applies to the Employees of all Employers. No amendment, suspension, supersession, merger, consolidation, or termination of the Plan shall reduce any Participant's or Beneficiary's proportionate interest in the Trust Fund, or shall divert any portion of the Trust Fund to purposes other than the exclusive benefit of the Participants and their Beneficiaries prior to the satisfaction of all liabilities under the Plan.

         Moreover, there shall not be any transfer of assets to a successor plan or merger or consolidation with another plan unless, in the event of the termination of the successor plan or the surviving plan immediately following such transfer, merger, or consolidation, each participant or beneficiary would be entitled to a benefit equal to or greater than the benefit he would have been entitled to if the plan in which he was previously a participant or beneficiary had terminated immediately prior to such transfer, merger, or consolidation.

         Furthermore, except as permitted by the Code and the Regulations thereunder, as a result of any transfer, merger, or consolidation, there shall be no elimination or reduction of any Code Section 411(d)(6) protected benefits to which each participant or beneficiary would have been entitled if the plan in which he was previously a participant or beneficiary had terminated immediately prior to such transfer, merger, or consolidation. Section 411(d)(6) protected benefits are benefits described in Code Section 411(d)(6)(A), early retirement benefits, retirement-type subsidies, and optional forms of benefit.

         Following a termination of this Plan by the Company, the Trustee shall continue to administer the Trust and pay benefits in accordance with the Plan as amended from time to time and the Committee's instructions.

         13.3A    Merger.

         Effective as of the close of June 30, 1996 or such later date as the Committee may, in its sole discretion, determine, the Northwestern Plan shall be merged into the Plan, with all accrued benefits under the Northwestern Plan becoming accrued benefits under this Plan, and such amounts shall be allocated among the Employer Contribution Account, Rollover Contribution Account, or Elective Deferral Account of such Participants as the Committee shall determine.

         To the extent required by law or otherwise appropriate, the applicable provisions of the Plan shall be deemed to apply retroactively to the Northwestern Plan.

SECTION 14        MISCELLANEOUS PROVISIONS.
                  ------------------------

         14.1     Plan Creates No Employment Rights.

         Nothing in this Plan shall be interpreted as giving any Employee the right to be retained as an Employee by an Employer, or as limiting or affecting the rights of an Employer to control its Employees or to terminate the Service of any Employee at any time and for any reason, subject to any applicable employment or collective bargaining agreements.

         14.2     Nonassignability of Benefits.

         No assignment, pledge, or other anticipation of benefits from the Plan will be permitted or recognized by the Employers, the Committee, or the Trustee, nor will benefits from the Plan be subject to attachment, garnishment, or other legal process for debts or liabilities of any Participant or Beneficiary, unless the order or requirement to pay arises under a monetary judgment against a Participant or Beneficiary for a criminal or civil violation with respect to the Plan, pursuant to Section 401(a)(13) of the Code.

         This prohibition on assignment or alienation shall apply to any judgment, decree, or order (including approval of a property settlement agreement) which relates to the provision of child support, alimony, or property rights to a present or former spouse, child, or other dependent of a Participant pursuant to a State domestic relations or community property law, unless the judgment, decree, or order is determined by the Committee to be a Qualified Domestic Relations Order within the meaning of Section 414(p) of the Code.

         14.3     Limit of Employer Liability.

         The liability of the Employers with respect to Participants under this Plan shall be limited to making contributions to the Trust from time to time, in accordance with Section 4.

         14.4     Treatment of Expenses.

         All expenses incurred by the Committee and the Trustee in connection with administering this Plan and Trust Fund shall be paid by the Trustee from the Trust Fund to the extent the expenses have not been paid or assumed by the Employer.

         14.5     Number and Gender.

         Any use of the singular shall be interpreted to include the plural, and the plural the singular. Any use of the masculine, feminine, or neuter shall be interpreted to include the masculine, feminine, or neuter, as the context shall require.

         14.6     Nondiversion of Assets.

         Except as provided in Section 6.3, under no circumstances shall any portion of the Trust Fund be diverted to or used for any purpose other than the exclusive benefit of the Participants and their Beneficiaries prior to the satisfaction of all liabilities under the Plan.

         14.7     Separability of Provisions.

         If any provision of this Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

         14.8     Service of Process.

         The agent for the service of process upon the Plan shall be the president of the Company, or such other person as may be designated from time to time by the Company.

         14.9     Governing State Law.

         This Plan shall be interpreted in according with the laws of the State of Illinois to the extent those laws are applicable under the provisions of ERISA.

SECTION 15        TOP-HEAVY PROVISIONS.
                  --------------------

         15.1     Determination of Top-Heavy Status.

         The Committee shall determine on a regular basis whether each Plan Year is or is not a "Top-Heavy Year" for purposes of implementing the provisions of Sections 15.2, 15.3, 15.4, and, prior to January 1, 2000, Section 6.2, which shall apply only to the extent the Plan is top-heavy or super top-heavy within the meaning of Section 416 of the Code and the Treasury Regulations promulgated thereunder. In making this determination, the Committee shall use the following definitions and principles:

                  (a) The "Employer" includes all business entities which are considered commonly controlled or affiliated within the meaning of Sections 414(b), 414(c), and 414(m) of the Code.

                  (b) The "plan aggregation group" includes each qualified retirement plan maintained by the Employer (i) in which a Key Employee is a Participant during the Plan Year, or (ii) which enables any plan described in clause (i) to satisfy the requirements of Section 401(a)(4) or 410 of the Code, or (iii) which provides contributions or benefits comparable to those of the plans described in clauses (i) and
         (ii) and which is designated by the Committee as part of the plan aggregation group.

                  (c) The "determination date", with respect to the first Plan Year of any plan, means the last day of that Plan Year, and with respect to each subsequent Plan Year, means the last day of the preceding Plan Year. If any other plan has a determination date which differs from this Plan's determination date, the top-heaviness of this Plan shall be determined on the basis of the other plan's determination date falling within the same calendar year as this Plan's determination date.

                  (d) A "Key Employee", with respect to a Plan Year, means an Employee who at any time during the five years ending on the top-heavy determination date of the Plan Year has received compensation from an Employer and has been (i) an officer of the Employer having Total Compensation greater than 150 percent of the limit then in effect under Section 415(c)(1)(A) of the Code, (ii) one of the 10 Employees owning the largest interests in the Employer having Total Compensation greater than the limit then in effect under Section 415(c)(1)(A), (iii) an owner of more than five percent of the outstanding equity interest or outstanding voting interest in any Employer, or (iv) an owner of more than one percent of the outstanding equity interest or the outstanding voting interest in an Employer whose Total Compensation exceeds $150,000. In determining which individuals are Key Employees, the rules of Section 415(i) of the Code and Treasury Regulations promulgated thereunder shall apply. The Beneficiary of a Key Employee shall also be considered a Key Employee.

                  (e) A Non-key Employee means an Employee who at any time during the five years ending on the top-heavy determination date for the Plan Year has received compensation from an Employer and who has never been a Key Employee, and the Beneficiary of any such Employee.

                  (f)      The "aggregated benefits" for any Plan Year means
         (i) the adjusted account balances in defined contribution plans on the determination date, plus (ii) the adjusted value of accrued benefits in defined benefit plans, calculated as to the annual valuation date coinciding with or next preceding the determination date, with respect to Key Employees and Non-key Employees under all plans with the plan aggregation group which includes this Plan. For this purpose, the "adjusted account balance" and the "adjusted value of accrued benefit" for any Employee shall be increased by all plan distributions made with respect to the Employee during the five years ending on the determination date. Further, the adjusted account balance under a plan shall not include any amount attributable to a Rollover Contribution or similar transfer to the Plan initiated

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


         by an Employee and made after 1983, unless both plans involved are maintained by the Employer, in which event the transferred amount shall be counted in the transferee plan and ignored for all purposes in the transferor plan. Finally, the adjusted value of accrued benefits under any defined benefit plan shall be determined by assuming whichever actuarial assumptions were applied by the Pension Benefit Guaranty Corporation to determine the sufficiency of plan assets for plans terminating on the valuation date.

                  (g) This Plan shall be "top-heavy" for any Plan Year in which the aggregated benefits of the Key Employees exceed 60 percent of the total aggregated benefits for both Key Employees and Non-key Employees.

                  (h) This Plan shall be "super top-heavy" for any Plan Year in which the aggregated benefits of the Key Employees exceed 90 percent of the total aggregated benefits for both Key Employees and Non-key Employees.

                  (i) A "Top-Heavy Year" means a Plan Year in which the Plan is top-heavy.

         15.2     Minimum Contributions.

         For any Top-Heavy Year, a special contribution shall be made on behalf of each Participant so that each Non-key Employee's allocation of Employer Contributions and Forfeitures shall be equal to the lesser of (i) 3% of such Non-key Employee's Total Compensation, or (ii) the highest ratio of such allocation of Employer Contributions and Forfeitures received by any Key Employee for that Plan Year. For purposes of the special contribution of this
Section 15.2, a Key Employee's Total Compensation shall include amounts the Key Employee elected to defer under a qualified 401(k) arrangement. Such a special contribution shall be made on behalf of each Participant who is employed by the Employer on the last day of the Plan Year, regardless of his Hours of Service.

         Neither Elective Deferrals nor Matching Contributions may be taken into account for the purpose of satisfying the minimum top-heavy contribution requirement (unless otherwise permitted under the Code).

         For any Plan Year when (i) the Plan is top-heavy and (ii) a Non-key Employee is a Participant in both this Plan and a defined benefit plan included in the plan aggregation group which is top heavy, the sum of the Employer Contributions and Forfeitures allocated to the Account of each such Non-key Employee shall be equal to at least 5% of such Non-key Employee's Total Compensation for that Plan Year.

         If the Employer has more than one plan, the required minimum Top-Heavy Year contribution shall be met in this Plan.

         15.3     Top-Heavy Vesting Schedule.

         In a Top-Heavy Plan Year, a Participant's Vested interest in that portion of his Employer Contribution Account maintained for Employer Matching and Employer Discretionary Contributions shall be based on the following top-heavy vesting schedule:

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


                                Vesting Schedule
                    Years of Service Percent Vested Interest

                  Less than 2 years                        0%
                        2                                 20%
                        3                                 40%
                        4                                 60%
                        5                                 80%
                   6 or more years                       100%

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